EXHIBIT 10.164

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                                LOAN AGREEMENT

                         Dated as of December 14, 1996

                                  $38,000,000

                                TRB CORPORATION
                                 as Borrower,


                        READING & BATES (U.K.) LIMITED

                                      and

                            NISSHO IWAI EUROPE PLC
                                   as Lender


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                               TABLE OF CONTENTS

                                                                          Page

Section 1.  Definitions and Accounting Matters  . . . . . . . . . . . . . .  1
      1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . .  1
      1.02  Accounting Terms and Determinations . . . . . . . . . . . . . . 10

Section 2.  Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      2.01  Committed Loan  . . . . . . . . . . . . . . . . . . . . . . . . 10
      2.02  Changes of Commitment . . . . . . . . . . . . . . . . . . . . . 10
      2.03  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      2.04  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . 11
      2.05  The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      2.06  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 3.  Borrowings and Payments . . . . . . . . . . . . . . . . . . . . 11
      3.01  Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      3.02  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . . 11
      3.04  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      3.05  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      3.06  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . 13
      3.07  Set-off; Sharing of Payments  . . . . . . . . . . . . . . . . . 13

Section 4.  Yield Protection and Illegality . . . . . . . . . . . . . . . . 13
      4.01  Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . 13
      4.02  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      4.03  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . 14
      4.04  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 5.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . 15
      5.01  Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 6.  Representations and Warranties  . . . . . . . . . . . . . . . . 18
      6.01  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . 18
      6.02  Information; Material Adverse Change  . . . . . . . . . . . . . 19
      6.03  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      6.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      6.05  Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . 19
      6.06  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      6.07  ERISA and Pension Plans . . . . . . . . . . . . . . . . . . . . 20
      6.08  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      6.09  Ownership and Use of Properties . . . . . . . . . . . . . . . . 20
      6.10  Environmental Matters . . . . . . . . . . . . . . . . . . . . . 20

Section 7.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      7.01  Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      7.02  Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . 24
      7.03  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
      7.04  Maintenance of Existence; Conduct of Business . . . . . . . . . 24
      7.05  Maintenance of and Access to Properties . . . . . . . . . . . . 24
      7.06  Compliance with Applicable Laws . . . . . . . . . . . . . . . . 24
      7.07  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . 24
      7.08  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . 25
      7.09  Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 25
      7.10  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      7.11  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      7.12  Transactions with Affiliates  . . . . . . . . . . . . . . . . . 25
      7.13  Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      7.14  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . 26
      7.15  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
      7.16  ERISA and Pension Plan Compliance . . . . . . . . . . . . . . . 26
      7.17  Environmental Matters . . . . . . . . . . . . . . . . . . . . . 26
      7.18  Performance of Transaction Documents  . . . . . . . . . . . . . 27
      7.19  Amendment of Transaction Documents  . . . . . . . . . . . . . . 27
      7.20  Operation of Vessel . . . . . . . . . . . . . . . . . . . . . . 27
      7.21  Sale or Modification of Vessel  . . . . . . . . . . . . . . . . 27
      7.22  Acknowledgment of Charter Assignment  . . . . . . . . . . . . . 27

Section 8.  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
      8.01  Events of Default.    . . . . . . . . . . . . . . . . . . . . . 27
      8.02  Application of Proceeds . . . . . . . . . . . . . . . . . . . . 30

Section 9.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 30
      9.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      9.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
      9.03  Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . 31
      9.04  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 31
      9.05  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . 32
      9.06  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . 32
      9.07  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
      9.08  Captions and Final Agreement  . . . . . . . . . . . . . . . . . 33
      9.09  No Usury Intended . . . . . . . . . . . . . . . . . . . . . . . 33
      9.10  Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      9.11  No Consequential Damages  . . . . . . . . . . . . . . . . . . . 34
      9.12  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL 34
      9.13  Agent for Service of Process  . . . . . . . . . . . . . . . . . 34

Exhibit 2.05            Note
Exhibit 3.01            Drawdown Notice
Exhibit 6.11            Insurance
Exhibit 7.08            Terms of Subordinated Debt
Exhibit A       Form of Comfort Letter
Exhibit B       Form of Opinion of Wayne K. Hillin
Exhibit C       Form of Opinion of Baker & Botts, L.L.P.
Exhibit D       Form of Opinion of Icaza,, Gonzalez-Ruiz & Aleman
Exhibit E       Form of Opinion of Denton Hall
Exhibit F       Form of Opinion of Cayman Islands Counsel
Exhibit G       Form of Opinion of MacFarlanes
Exhibit H       Form of Participation Letter
Exhibit I       Form of Acknowledgment
Exhibit J       Form of Option Agreement
Exhibit K       Form of Ship Mortgage
Exhibit L       Form of Assignment of Charter
Exhibit M       Form of Collateral Assignment
Exhibit N       Form of Amendment to Bareboat Charter Agreement
Exhibit O       Form of Assignment of Insurances
Exhibit P       Form of Debentures

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                                LOAN AGREEMENT


         This LOAN AGREEMENT dated as of December 14, 1996 is between TRB HOLDING CORPORATION, a Delaware corporation (the Borrower ), READING & BATES (U.K.) LIMITED, a limited liability company organized under the laws of the United Kingdom ( Reading & Bates (U.K.) ; the Borrower and Reading & Bates (U.K.), individually, a Company and collectively, the Companies ) and NISSHO IWAI EUROPE PLC, an English corporation (the Lender ).

         WHEREAS, the Borrower has requested the Lender to make available to the Borrower, subject to the terms and conditions stated herein, a term loan facility of $38,000,000 to be secured by a first naval mortgage on the oil production vessel Seillean , a vessel of 50,928 gross tons, Call Letters 3FPF6 and Registration No. 25519-PEXT and with the home port of Panama City, the Republic of Panama (the Vessel ), all revenue produced by such Vessel and all rights of the Borrower or its Affiliates (as defined below) in any charter of the Vessel; and

         WHEREAS, the Lender is willing, upon and subject to the terms and conditions hereof, to make such loan facilities available;

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1.    Definitions and Accounting Matters.

         1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          Advance means any advance to the Borrower comprising a portion of the Loan made pursuant to Section 2.01 hereof.

          Affiliate means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, control (including, with correlative meanings, controlled by and under common control with ) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          Agreement means this Loan Agreement, as the same may from time to time be amended or modified in accordance with the terms hereof.

          Applicable Lending Office means the lending office of the Lender (or of an Affiliate of the Lender) below its name on the signature pages hereof or such other office of the Lender (or of an Affiliate of the Lender) as Lender may from time to time specify in writing to the Borrower as the office by which the Loan is to be made and/or issued and maintained.

          Applicable Margin  means 2% per annum.

          Assignment and Assumption Agreement means the Novation Agreement dated on or about the Drawdown Date among the Borrower, TRB Subsidiary and RBDC.

          Assignment of Charter means the General Assignments made by the Borrower and Reading & Bates (U.K.) in favor of the Lender, in the form of Exhibit L attached hereto or other collateral documents.

          Assignment of Insurance Proceeds means the Assignment of Insurances made by the Companies in favor of the Lender respecting their interest in the Vessel, in the form of Exhibit O.

          Availability Period means the period from and including the date hereof to but excluding the Commitment Termination Date.

          Bankruptcy Law means any creditors right, debtor relief or similar laws of the United States, England or the Republic of Panama or other applicable jurisdiction.

          Bareboat Charter means the Bareboat Charter Agreement dated as of August 30, 1996 between Reading & Bates (U.K.) and RBDC as amended by the Bareboat Charter Amendment, as such agreement may be further amended from time to time in accordance with the terms hereof.

          Bareboat  Charter Amendment   means  the amendment  to the  Bareboat
Charter dated as of December 14, 1996 between RBDC and RB (U.K.) in the form of Exhibit N.

          BP   means  BP  Exploration  Operating Company  Limited,  a  company organized under the laws of England.

          Britoil   means Britoil PLC, a  company organized under  the laws of
England.

          Britoil (Beta)   means Britoil  (Beta) Limited, a  company organized
under the laws of England.

          Business Day means any day other than a day on which commercial banks are authorized or required to close in New York City or London.

          Capital Lease Obligations means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          Cash Flow means, for any period, all cash received by the Companies from any Charter Agreement, including the Donan Charter Agreement, and any other sources in respect of its ownership or operation of the Vessel during such period, less all the Borrower s Operating Expenses and Dry Docking Expenses for such period.

          Charter Agreement   means the Donan  Charter Agreement or  any other
charter agreement respecting the chartering of Vessel to any other Person.

          Charter Novation Agreements means collectively, the Novation Agreement dated July 10, 1996 among BP, Britoil and Britoil (Beta) and the Novation Agreement dated August 30, 1996 among Britoil (Beta), Britoil and Reading & Bates (U.K.).

          Closing Date   means the  date that this  Agreement is  executed and
delivered.

          Code means the Internal Revenue Code of 1986, as amended, or any successor statute and the regulations promulgated thereunder.

          Collateral Assignment means the Collateral Assignment of Deposit Account, Pledge and Security Agreement made by the Companies, the Lender and the Lockbox Bank, in the form of Exhibit M attached hereto.

          Comfort Letter   means the letter from Reading & Bates to the Lender
in the form of Exhibit A attached hereto.

          Commitment means the obligation, subject to the terms and conditions of this Agreement, of the Lender to make a loan to the Borrower hereunder up to an aggregate amount equal to $38,000,000, as such amount may be reduced pursuant to Section 2.02 hereof.

          Commitment  Termination Date   means  January 31, 1997,  unless  the
Commitment is sooner terminated pursuant to Section 2.02 hereof.

          Debentures  means the Debentures in the form of Exhibit P hereto.

          Default means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          Dollars  and  $  means lawful money of the United States of America.

          Donan Charter Agreement means the Amended Agreement dated March 30, 1995 between Britoil for itself and on behalf of the Donan Participants and BP, as modified pursuant to the Charter Novation Agreements under which Reading & Bates (U.K.) has assumed the rights and obligations of BP, as the same may from time to time be further amended or modified in accordance with the terms hereof.

          Donan Participants means Britoil, Conoco (U.K.) Limited, OMV (U.K.) Limited, Croft Exploration Limited, Pict Petroleum plc and their successors and assigns as parties to the Unitisation and Unit Operating Agreement dated September 27, 1993, as amended.

          Drawdown Date means the date of the drawdown of the Commitment which shall occur no later than January 31, 1997.

          Drawdown Notice   means  a  notice of  borrowing  delivered  by  the
Borrower pursuant to Section 3.01 hereof.

          Dry Docking Expense Account   has the meaning assigned to  such term
in the Collateral Assignment.

          Dry Docking Expenses means a daily accrual of UK 1,829 per day that the Vessel is under hire to cover drydock expenses for the Vessel; provided that no Dry Docking Expenses shall be accrued if the aggregate amount of funds held in the Dry Docking Expense Account exceeds UK 1,335,356.

          Environmental Loss means any claim, demand, fine, penalty, cause of action, liability, damage, forfeiture, judgment or loss, remediation, and other clean up costs and natural resource damages respecting Hazardous Substances or damage to the environment under applicable laws (including without limitation, reasonable attorneys fees, defense and settlement costs, and other reasonable costs and expenses incident thereto).

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          ERISA Affiliate shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          Event of Default  has the  meaning assigned to such term  in Section
8.01 hereof.

          Excess Cash  Flow   means,  for any  period, Cash Flow  less Working
Capital.

          GAAP means United States generally accepted accounting principles as in effect from time to time consistently applied.

          Governmental Approvals has the meaning specified in Section 6.10(a) hereof.

          Governmental Authority means the United States of America, United Kingdom, the Republic of Panama, any state thereof, and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, or other instrumentalities.

          Guaranteed Obligation by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or any other obligation, direct or indirect, contingent or otherwise, of any other Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm s length price in the ordinary course of business) or other obligation or (b) entered into for the purpose of assuring in any other manner the holder of such Indebtedness or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guaranteed
Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

          Hazardous Substance means waste (in any form or combination) which is any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, regulated under applicable environmental statutes.

          Indebtedness means, as to any Person (determined without duplication): (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable and accrued liabilities (other than for borrowed money) incurred in the ordinary course of business of a term no longer than 120 days; (b) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (c) Capital Lease Obligations of such Person; (d) Operating Lease Obligations of such Person; (e) obligations of such Person to redeem or otherwise retire shares of capital stock of such Person; (f) indebtedness of others of the type described in clause (a), (b), (c), (d) or (e) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (f) indebtedness of others of the type described in clause (a), (b), (c), (d), (e) or (f) above which is a Guaranteed Obligation of such Person.

          Indemnity Matters shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person, and, in connection therewith, all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever incurred by such Person.

          Interest Payment Date  means the last day of each Interest Period.

          Interest Period means the period commencing on the date the Advance is (a) made or (b) continued, and ending on the fifteenth (15th) calendar day in the next month thereafter, provided that the first interest period shall end on February 15, 1997. If such fifteenth (15th) day is not a Business day, the Interest Period shall be extended to the next succeeding Business Day.

          Investments has the meaning assigned to such term in Section 7.11 hereof.

          LIBOR means, for each Interest Period, the arithmetic mean (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%) of the one-month London Inter-Bank Offered Rates for deposits in United States Dollars as quoted on Reuters monitor page LIBO at or about 11:00 a.m., London time on the date that is two (2) London Business Days prior to the first day of such Interest Period. If only one such rate appears, LIBOR shall be such rate. If no such rates appear, LIBOR shall be the rate (rounded upwards if necessary to the nearest one sixteenth of one per cent) in respect of any Interest Period determined by the Lender on the basis of the rates at which deposits in Dollars are offered by the Reference Bank at or about 11:00 a.m., London time, on the day that is two (2) London Business Days prior to the first day of such Interest Period or such other relevant period or at such date, to prime banks in London interbank market for one (1) month period on that Interest Payment Date and in amount equal to the outstanding Loan balance (after giving effect to any Advance) or such other relevant amount outstanding as of the first day of such Interest Period or such other relevant period.

          Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          Liquid Investments means (a) certificates of deposit maturing within 30 days of the acquisition thereof or demand deposits, denominated in Dollars and, in each case, issued by the Lockbox Bank or a bank or trust company having combined capital and surplus of at least $250,000,000, and having (or the holding company controlling such institution having) a short-term rating of A-2 or better by Standard & Poors Corporation, or P-2 or better by Moody s Investor Services, Inc., or a substantially equivalent rating by any other rating agency satisfactory to the Lender; and (b) obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue.

          Loan   means  the loan  consisting of  the  Advance provided  for by
Section 2.01 hereof.

          Loan  Documents   means  this  Agreement,  the  Note,  the  Security
Instruments and any modifications, renewals or extensions thereof.

          Lockbox means the account maintained at the Lockbox Bank pursuant to the Collateral Assignment.

          Lockbox Bank means Sanwa Bank Trust Company of New York, or any other depositary selected by the Lender and approved by the Borrower, which approval shall not be unreasonably withheld or delayed.

          London Business Day means any day in which commercial banks are not authorized or required to close in London, England.

          Maturity Date  means, subject to Section 8.01, February 15, 2002.

          Maximum  Rate   means  the  maximum non-usurious  rate  of  interest
permitted by applicable law, as defined in Section 9.09.

          Minimum Payment means, for each Repayment Date, an amount to be repaid by the Borrower on the Loan on such Repayment Date, that shall be equal to the sum of: (a) the principal amount of the Loan outstanding on the prior Repayment Date divided by the number of Repayment Dates remaining during the period from and including such Repayment Date to and including the Maturity Date plus (b) the accrued and unpaid interest on the Loan to such Repayment Date.

          Monthly Statement means, for any month, the bank account statement for the Lockbox, and a report relating to the Vessel including but not limited to the number of actual Operating Days of the Vessel for such month, the status of operations when the Vessel is on-hire and prospectus of the next employment of the Vessel when the Vessel is on off-hire;

          Multiemployer Plan   shall mean any  Plan which is  a  multiemployer
plan  (as such term is defined in section 4001(a)(3) of ERISA).

          New York Business Day   means any day in which commercial  banks are
not authorized or required to close in New York, New York.

          NIC  means Nissho Iwai Corporation, a Japanese corporation.

          NIC Parties  means NIC and the Lender.

          Note  has the meaning assigned to such term in Section 2.05 hereof.

          Obligations   means all obligations of the Borrower now or hereafter
existing under the Loan Documents, whether for principal, interest, fees, indemnities, costs, expenses or otherwise.

          Operating  Days   means,  for  any  period,  the  actual  number  of
operating days of the Vessel in that period.

          Operating Expenses means, for any period, the expenses of operating the Vessel for such period including direct payroll and employee benefits, Vessel maintenance, catering, freight, other direct operating costs and general and administrative expenses as allocated in a manner mutually agreeable to the Lender and the Borrower which shall be equal to a daily average in the aggregate of UK 18,209 (or $30,000 as determined by the currency of the Charter Agreement in effect during such period) for each Operating Day in such period.

          Operating Lease Obligations shall mean, as to any Person, the obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are not required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the discounted present value of the lease payments, discounted in the same manner a capital lease would be discounted according to GAAP.

          Option   Agreement   means   the  Option   Agreement  dated   as  of
December 14, 1996 between the Borrower, TRB Subsidiary and NIC, substantially in the form of Exhibit J attached hereto.

          Overdue Interest Rate means, in respect of any principal of, or interest on, the Loan or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of LIBOR in effect for such period plus 5% per annum.

          Participation Letter means the letter from Reading & Bates to NIC in the form of Exhibit H attached hereto.

          Partnership has the meaning assigned to such term in the Option Agreement.

          Partnership Agreement means the organizational agreement entered into pursuant to the Option Agreement to form the Partnership.

          Permitted Liens means (a) liens created under the Security Instruments or otherwise in favor of the Lender; (b) maritime liens on the Vessel incurred and payable in the ordinary course of business and arising by operation of law but which shall not exceed $500,000 in the aggregate outstanding at any time and none of which shall be past due unless being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books of the Borrower in accordance with GAAP, provided provision is then made to the satisfaction of the Lender for the eventual payment thereof in the event it is found that such is payable by the Borrower; (c) liens for taxes, assessments or other governmental charges, levies or claims not at the time delinquent or thereafter payable without penalty or being contested in good faith, and for which adequate reserves in accordance with GAAP have been made for the eventual payment thereof in the event it is found that such is payable by the Borrower; (d) liens of carriers, warehousemen, mechanics, materialmen, vendors or landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith and by appropriate proceedings, provided provision is made to the satisfaction of the Borrower for which adequate reserves in accordance with GAAP have been made for the eventual payment thereof in the event it is found that such is payable by the Borrower; (e) zoning restrictions, licenses, easements, rights-of-way, and other similar charges or encumbrances or restrictions that are not Liens against any interest in the Vessel and further are not interfering in any material respect with the business of the Borrower incurred in the ordinary course of business;

          Person means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

          Plan means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

          Property   means  any interest  in any  kind  of property  or asset,
whether real, personal or mixed, or tangible or intangible.

          R&B Drilling   means  Reading  & Bates  Drilling  Co.,  an  Oklahoma
corporation.

          R&B Parties means Reading & Bates, RBDC, TRB Subsidiary, Reading & Bates (U.K.) and any other Subsidiary of Reading & Bates that is a party to, an assignee of, or subcontractor respecting, any Transaction Document, but in any event not the Borrower.

          Reading &  Bates   means Reading  &  Bates Corporation,  a  Delaware
corporation.

          RBDC  means Reading & Bates Development Co., a Delaware corporation.

          Reference Bank  means Sanwa Bank Limited, London Branch.

          Regulatory Change means, with respect to the Lender, any change on or after the date of this Agreement in United States, English, Panamanian, federal, state or foreign laws or regulations or the adoption or making on or after such date of any interpretations, directives or written requests applying to a class of banks including the Lender or its Applicable Lending Office (whether or not having the force of law) of or under any United States federal or state, English, Panamanian or any foreign, laws or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          Repayment Date means subject to Section 8.01, the last day of each Interest Period.

          Security Instruments means, collectively, the Collateral Assignment, the Assignment of Charter, the Debenture, the Subordination Agreement, the Ship Mortgage, the Assignment of Insurance Proceeds, the Comfort Letter and any other agreements which may be delivered from time to time to secure the obligations of the Borrower hereunder, and any amendments, modifications, renewals or extensions thereof.

          Ship Mortgage   means the  First Naval Mortgage  dated December  14,
1996 made by the Borrower in favor of the Lender, as amended or modified in accordance with this Agreement, in the form of Exhibit K attached hereto.

          Subordination Agreement means the Subordination and Postponement Letter dated December 14, 1996, among Reading & Bates (U.K.), R&B Drilling and the Lender.

          Subsidiary means, with respect to any Person (the parent ), any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other governing body of such other entity (irrespective of whether or not at the time stock of any other class or classes of such corporation, or another ownership interest of such other entity, shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more of the Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent.

          Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and any interest, penalties or other liabilities with respect thereto, excluding, in the case of the Lender, (i) taxes imposed on its net income and (ii) franchise or similar taxes imposed on it, by the jurisdiction (or political subdivision thereof) in which it is organized or has an Applicable Lending Office.

          Transaction Documents mean collectively, the Loan Documents, the Vessel Sales Agreement (and any guarantee of any R&B Parties obligations thereunder), the Option Agreement, the Partnership Agreement, Assignment and Assumption Agreement, the Bareboat Charter, the Charter Novation Agreements, any Charter Agreement (and any guarantee of any R&B Parties obligations thereunder) and the Donan Charter Agreement.

          TRB  Subsidiary   means  TRB  Subsidiary   Corporation,  a  Delaware
corporation.

          Uniform Commercial Code means the Uniform Commercial Code as in effect in the state or states referred to.

          Vessel Sales Agreement means the Agreement for the Sale and Purchase of OPV Seillean dated as of May 31, 1996 between Britoil (Beta) Limited and RB Drilling Co., as novated under the Novation Agreement dated August 30, 1996 among Britoil (Beta), RB Drilling Co. and RBDC, and as further amended or modified in accordance with this Agreement.

          Working Capital means, for any period, ten percent (10%) of the Cash Flow.

         1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

         Section 2.    Commitment.

         2.01 Committed Loan. The Lender agrees, on the terms and subject to the terms and conditions of this Agreement, from time to time during the Availability Period, to make an Advance to the Borrower in an aggregate principal amount up to but not exceeding the Commitment, as reduced from time to time pursuant to Section 2.02 hereof. The Commitment is not revolving in nature and the Borrower may not reborrow under this Section 2.01 any amount that has been previously repaid or prepaid.

         2.02     Changes of Commitment.

         (a) Mandatory Reductions. Unless earlier terminated in accordance with Section 8.01, the Commitment shall terminate on the Commitment Termination Date. All unused portions of the Commitment not utilized on the Commitment Termination Date shall be terminated.

         (b)      No Reinstatement.    No  portion   of  the  Commitment  once
terminated or reduced may not be reinstated.

         2.03     Fees.

         (a) Management Fee. The Borrower shall pay on the Drawdown Date a management fee of 1.75% of the Loan.

         (b) Commitment Fee. On the Drawdown Date, the Borrower shall pay to the Lender a commitment fee of 0.75% per annum on the average daily maximum amount of the Commitment calculated from the Closing Date to the Drawdown Date.

         (c) No Refund of Fees. Once paid, such fees are fully earned and non-refundable.

         2.04 Lending Offices. The Loan shall be made and maintained at the Applicable Lending Office.

         2.05     The Note.  The obligation of the  Borrower to repay the Loan shall be evidenced by a single Note of the Borrower (the Note ) in substantially the form of Exhibit 2.05 hereto, dated the date of this Agreement, payable to the order of the Lender in a principal amount equal to the Commitment, and otherwise duly completed. The Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to the Note, to the extent applicable, the date and amount for the Advance made by the Lender to the Borrower hereunder, and the amount of each payment or prepayment of principal of such Advance received by the Lender, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Note or hereunder in respect of such Advance. Such records shall be deemed conclusive absent manifest error.

         2.06     Use of Proceeds.   The proceeds of the Loan shall be used by
the Borrower to finance its purchase of the Vessel.

         Section 3.    Borrowings and Payments.

         3.01 Borrowings. The Borrower shall notify the Lender in writing of borrowing to be made hereunder at least three Business Days before the Drawdown Date by delivery of its Drawdown Notice in the form of Exhibit 3.01 hereto, appropriately completed. Subject to the terms and conditions of this Agreement, not later than 1:00 p.m. New York time on the Drawdown Date, the Lender shall make available the amount of the Advance as set forth in the Borrower s Drawdown Notice respecting such Advance, for the account of the Borrower by transferring funds to, or for the account of, the Borrower at the location specified in the Drawdown Notice.

         3.02 Optional Prepayments. The Borrower shall have the right to prepay the Loan, in full but not in part, on any Repayment Date after the first anniversary of the Drawdown Date. The Borrower shall pay to the Lender on the date of prepayment a prepayment premium of two percent (2%) of the amount of the Loan prepaid. Such prepayment shall be accompanied by any amounts payable under Section 4.03. The Borrower shall notify the Lender in writing of such prepayment at least 60 days before the prepayment date. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the prepayment date specified in such notice. Notwithstanding anything to the contrary in this Section 3.02, the Borrower shall have the right and obligation to prepay the Loan in part without a prepayment premium or notice, pursuant to the Option Agreement.

         3.03     Repayment of Loan.   Subject to the terms of  this Agreement
(including without limitation Section 8),

         (a) The Borrower shall repay the Loan on each Repayment Date in an amount equal to the greater of (i) Excess Cash Flow received during the month prior to the month of each Repayment Date (the Monthly Period ); provided that the first Monthly Period shall be from the Closing Date until January 31, 1997, and (ii) the Minimum Payment for such Repayment Date. Each repayment shall be applied first to accrued and unpaid interest and then to principal.

         (b) In its sole discretion, the Lender may agree to an increase of the amount of Working Capital in the event that Excess Cash Flow, as so reduced, appears that it will be sufficient to repay the Loan in full prior to the Maturity Date.

         3.04     Interest.

         (a) The Borrower shall pay to the Lender interest on the unpaid principal amount of the Loan for the period commencing on the date the Loan is made to but excluding the date the Loan shall be paid in full, at a rate per annum equal to the lesser of (i) LIBOR plus the then Applicable Margin or (ii) the Maximum Rate.

         (b) Notwithstanding any of the foregoing, the Borrower will pay to the Lender interest at a rate per annum equal to the lesser of (i) the applicable Overdue Interest Rate or (ii) the Maximum Rate on any principal of, or interest on, the Loan and on any other amount payable by the Borrower hereunder to or for the account of the Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise and whether the failure to make such payment constitutes a Default or Event of Default, regardless of the giving or receipt of notice or the lapse of any applicable cure period), for the period commencing on the due date thereof until the same is paid in full.

         (c) Accrued and unpaid interest on the Loan shall be due and payable on each Repayment Date and otherwise as set forth in Sections 3.02 and 3.03; provided that interest payable on the Loan, or other amounts payable hereunder, accruing at the Overdue Interest Rate shall be payable from time to time on demand of the Lender.

         (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall use reasonable efforts to notify the Borrower thereof; provided that the Lender s failure to so notify the Borrower shall not affect the Borrower s obligation to pay the Loan.

         (e) Interest shall be computed on the basis of a year of 360 days for actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable, unless such calculation would exceed the Maximum Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

         3.05 Payments. Except to the extent otherwise provided herein, all payments of principal, interest, and other amounts which are to be made by the Borrower hereunder and under the Note shall be made in Dollars, in immediately available funds to the Lockbox and such payments shall be disbursed to the Lender from the Lockbox to the Lender s account number 15012511 at The Chase Manhattan Bank, London Branch, not later than 11:00 a.m. London time on the date on which such payment shall become due hereunder (each such payment received after such time on such due date to be deemed for purposes of calculating interest to have been made on the next succeeding Business Day). The amount of such payment shall be calculated by the Lender with notice of such amount to be given to the Borrower and the Lockbox Bank at least four (4) Business Days prior to each Repayment Date. The failure of the Lockbox to contain at any time sufficient funds to make any payment hereunder shall not discharge or release the Borrower or any other Person obligated therefor from its liability to make such payment on the due date therefor. If the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any payment (other than interest) so extended for the period of such extension.

         3.06 Certain Notices. Notices to the Lender of terminations or reductions of the Commitment, of borrowings, continuations and prepayments of the Loan shall be irrevocable and shall be effective only if received by the Lender not later than 12:00 noon London time on the date specified for such notice.

         3.07 Set-off; Sharing of Payments. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, counterclaim or other right or remedy the Lender may otherwise have, the Lender and its Affiliates shall be entitled, at its option, to offset, appropriate and apply any debt owing to and any other funds held in any manner for the account of the Borrower against any principal of, or interest on, the Loan to the Borrower hereunder, or other obligation of the Borrower hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower) in which case it shall promptly notify the Borrower thereof, provided that the Lender s failure to give such notice shall not affect the validity thereof.

         Section 4.    Yield Protection and Illegality.

         4.01     Additional Costs.

         (a) The Borrower shall pay to the Lender from time to time, on an after-tax basis, such amounts as the Lender may determine to be necessary to compensate it for any additional costs incurred by the Lender, or any reduction in any amount receivable by the Lender hereunder, which the Lender determines are attributable to its making or maintaining of the Loan hereunder or its obligation to make the Loan hereunder (such additional costs and reductions in amounts receivable being herein called Additional Costs ), in each case resulting from any Regulatory Change which:

         (i) other than changes which affect taxes measured by or imposed on the overall net income of the Lender or of its Applicable Lending Office for any of such Loan by the jurisdiction in which the Lender has its principal office or such Applicable Lending Office, imposes any tax with respect to the Loan, or changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any of such Loan; or

         (ii) imposes or modifies any reserve, special deposit, capital adequacy or similar rule, regulation, or treaty requirements (including without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, the Bank of England, the Japanese Central Bank or other monetary authority, but excluding with respect to any of such Loan any such requirements included in an applicable reserve requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including any of such Loan or any deposits referred to in the definition of LIBOR in Section 1.01 hereof); or

         (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

         (b) Without limiting the effect of the foregoing provisions of this Section 4.01, in the event that, by reason of any Regulatory Change, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on the Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender which includes the Loan or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make the Loan hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

         (c) Determinations and allocations by the Lender for purposes of this Section 4.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make the Loan or of making or maintaining the Loan or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis. In connection herewith the Lender shall not be required to prove that it actually funded the Loan, in whole or in part, with matching deposits in Dollars acquired from a prime bank in the London interbank market.

         4.02 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make the Loan hereunder, or (b) maintain the Loan to the Borrower hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender s obligation to make or maintain the Loan hereunder shall be suspended until such time as the Lender may again make and maintain the Loan to the Borrower.

         4.03 Compensation. The Borrower shall promptly pay to the Lender, upon the request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

         (a) any payment, prepayment of the Loan made to the Borrower for any reason (including, without limitation, the acceleration of the Loan pursuant to Section 8.01) on a date other than the last day of an Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including without limitation, the failure of any of the conditions precedent specified in Section 5 to be satisfied) to borrow an Advance specified in a Drawdown Notice delivered to the Lender on the date for such borrowing;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component (as reasonably determined by the Lender) of the amount (as reasonably determined by the Lender) the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and maturities comparable to such period.

         4.04 Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 3.05, free and clear of and without deduction or withholding for any Taxes, except to the extent required by applicable law. If the Borrower shall be required to deduct or withhold any Taxes from or in respect of any sum payable hereunder to Lender (i) the Borrower shall make such deductions or withholding (ii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other governmental authority in accordance with applicable law and (iii) the sum payable shall be increased by the amount necessary so that after making all required deductions or withholding of Taxes (including deductions or withholdings of Taxes applicable to additional sums payable under this
Section 4.04) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made.

         (b) The Borrower agrees to indemnify and hold harmless the Lender for any Taxes imposed on or incurred by the Lender in respect of any sum payable hereunder to the Lender (including any Taxes on amounts payable under this Section 4.04). Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor describing such Taxes in reasonable detail.

         (c) As soon as practicable after the date of any payment by the Borrower of Taxes under this Section 4.04, the Borrower shall furnish the Lender the original or a certified copy of an official receipt evidencing such payment, or such other evidence of payment as may be reasonably satisfactory to the Lender.

         (d) Lender shall repay the Borrower for any Taxes paid by the Borrower which the Lender utilizes against its tax liability.

         Section 5.    Conditions Precedent.

         5.01 Advance. The obligation of the Lender to make the Advance hereunder is subject to the following conditions precedent, each of which shall have been fulfilled to the satisfaction of the Lender:

         (a) Corporate Action. The Lender shall have received certified copies of the charter and by-laws of the Borrower, Reading & Bates (U.K.) and TRB Subsidiary, all corporate action taken by the Borrower, Reading & Bates (U.K.), TRB Subsidiary and R&B Drilling authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party (including, without limitation, a certificate of the Borrower setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby).

         (b) Incumbency. Each of the Borrower, Reading & Bates, TRB Subsidiary, R&B Drilling, and Reading & Bates (U.K.) shall have delivered to the Lender a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the Transaction Documents and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Transaction Documents to which it is a party. The Lender may conclusively rely on such certificates until it receives notice in writing from such Person to the contrary.

         (c) Loan Documents and Lien Perfection. The Lender shall have received counterparts of this Agreement executed and delivered by or on behalf of each of the parties hereto. The Lender shall have received the Note, duly completed and executed. Each of Security Instruments shall have been duly executed and delivered, and such other action (including, without limitation, filing of the Ship Mortgage, the Assignment of Charter, and appropriately completed and duly executed Uniform Commercial Code financing statements and other documents in the State of Texas, the Republic of Panama, the United Kingdom and other jurisdictions) as may be necessary or as the Lender shall have reasonably requested to perfect the security interests created pursuant thereto as first priority liens shall have been taken.

         (d) Lien Searches. The Lender shall have received filings searches in the name of Reading & Bates (U.K.) and the Borrower, TRB Subsidiary and their respective predecessors in interest during the past five years (to the extent subject to the Uniform Commercial Code) from English ship and companies registries and Panamanian and U.S. registries showing no filings of record except (i) those in favor of the Lender, (ii) those with respect to Permitted Liens, or (iii) those for which releases or termination statements are filed on or prior (or immediately subsequent) to the Closing Date.

         (e) Insurance. The Borrower and Reading & Bates (U.K.) shall have delivered to the Lender a certificate of an insurer reasonably satisfactory to the Lender listing the coverages maintained by the Borrower, which coverages shall be acceptable to the Lender and stating that the Lender has been named loss payee with first priority to receive payments (except as otherwise provided in the Ship Mortgage) in respect of any property insurance on the Vessel and each of the NIC Parties as an additional insured thereunder.

         (f)      Fees  and Expenses.   The  Borrower shall  have paid  to the
Lender all amounts due under Sections 2.03 and 9.03 hereof on or before the Drawdown Date.

         (g) Legal Opinions. The Lender shall have received the opinion of (a) Wayne K. Hillin, counsel to the Borrower, substantially in the form of Exhibit B attached hereto, (b) Baker & Botts, L.L.P., counsel to the Lender, substantially in the form of Exhibit C attached hereto, (c) Icaza, Gonzalez-Ruiz & Aleman, Panamanian counsel to the Lender, substantially in the form of Exhibit D attached hereto, (d) Denton Hall, English counsel to the Lender, substantially in the form of Exhibit E attached hereto, and (e) Cayman Islands counsel, substantially in the form of Exhibit F with any changes that are reasonably satisfactory to the Lender.

         (h) Environmental Matters Limitation of Liability Legal Opinion. The Lender shall have received the opinion of MacFarlanes, counsel to the Borrower, in the form of Exhibit G attached hereto, with respect to the environmental condition (including conditions with respect to oil pollution) of the properties of the Borrower and Reading & Bates (U.K.) in the form and substance reasonable satisfactory to the Lender.

         (i) Evidence of Approvals. The Lender shall have received evidence in form and substance reasonably satisfactory to the Lender that each R&B Party has obtained all orders, consents, approvals and authorizations and have made all filings and other notifications (governmental or otherwise) required in connection with this Agreement, or the transactions contemplated hereby.

         (j) Registered Agent. The Lender shall have received evidence of the agreement by Prentice-Hall Corporation System to act as agent for service of process in New York on behalf of the Borrower with respect to the Transaction Documents to which it is a party and that R&B (U.K.) has agreed to act as agent for service of process in the United Kingdom on behalf of the Borrower with respect to the Transaction Documents to which it is a party.

         (k)      Transaction  Documents.    The  Lender  shall have  received
executed copies of each of the Transaction Documents, in form and substance reasonably satisfactory to the Lender.

         (l) No Material Adverse Change. There shall have been no material adverse change since December 31, 1995 in the business, financial condition, operations or properties of the Borrower, or the ability of the Borrower or any other R&B Party to perform its obligations under the Transaction Documents.

         (m) Britoil Acknowledgment. Britoil shall, to protect the Lender s Lien in the Donan Charter Agreement and the amounts payable thereunder, acknowledge the assignment of such rights under the Assignment of Charter and agree to direct its payments under the Donan Charter Agreement to the Lockbox Account, in the form of Exhibit I attached hereto.

         (n)      Advance.   The advance shall occur no later than January 31,
1997.

         (o)      No  Default.    No  Default  shall  have  occurred   and  be
continuing.

         (p) Representations. The representations and warranties made by the Companies, and to the best of the Companies knowledge, of the R&B Parties and Britoil in each Transaction Document to which it is a party shall be true on and as of the date of the making of such Advance in all material respects, with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are expressly limited to an earlier date or the Lender may expressly consent in writing to the contrary).

         (q) No Violation. The making of such Advance shall not violate any law, rule, regulation or order applicable to the Lender or the Borrower.

         (r)      Other Matters.   The Lender shall  have received such  other
documents and assurances relating to the transactions contemplated hereby as the Lender may reasonably request.

         (s)      Bareboat Charter Amendment.   The Lender shall have received
an executed copy of the amendment to the Bareboat Charter Amendment.

         (t)      Comfort Letter  and Participation Letter.   The Lender shall
have received an executed copy of the Comfort Letter and Participation Letter.

         (u)      Partnership Agreement.   The Partnership shall  be formed in
accordance with the terms of the Option Agreement.

         (v) Excess Cash. The Companies shall have deposited Excess Cash for the period from the Closing Date to the Drawdown Date in the Lockbox Account and the Lender shall have to receive the details of the computation of such amount.

         (w) Drawdown Notice. The Borrower shall have executed and delivered the Drawdown Notice which shall constitute a certification by the Borrower to the effect set forth in the conditions to the Advance have been and will be satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

         Section 6. Representations and Warranties. Each of the Companies represents and warrants to the Lender with respect to itself only as follows:

         6.01 Corporate Existence. The Borrower: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the financial condition, prospects, operations, properties or business of the Borrower or on its ability to perform its obligations under each Transaction Document to which it is a party. Reading & Bates (U.K.): (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of England;
(b) has requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the financial condition, prospects, operations, properties or business of Reading & Bates (U.K.) or on its ability to perform its obligations under each Transaction Document to which it is a party.

         6.02 Information; Material Adverse Change. (a) Each Company has, to its best knowledge, disclosed to the Lender in writing any and all facts (other than general economic or industry information not specific to such Company) which are reasonably likely to materially and adversely affect the business, financial condition, prospects, operations or properties of such Company or the ability of any Company or any R&B Party to perform its obligations under each Transaction Documents to which it is a party.

         (b) Since the execution date of this Agreement there has been no material adverse change in the business, financial condition, prospects, operations or properties of either Company or in its ability or, to the best of the Companies knowledge, any R&B Party s ability to perform its obligations under each Transaction Document to which it is a party.

         6.03 Litigation. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of each Company, threatened against such Company or affecting its property which could reasonably be expected to have a material adverse effect on the business, financial condition, prospects, operations or properties of such Company or on its ability to perform its obligations under each Transaction Document to which it is a party.

         6.04 No Breach. None of the execution and delivery of the Transaction Documents by each Company, the consummation by each Company of the transactions therein contemplated, or compliance by each Company and to the best of the Companies knowledge, the R&B Parties with the terms and provisions thereof will (a) conflict with or result in a breach of, or require any consent not already obtained under, (i) the charter or by-laws of the Companies or (ii) any law or regulation applicable to the Companies or
(iii) any order, writ, injunction or decree of any court or governmental authority or agency applicable to the Companies, or (iv) the Transaction Documents or any other material agreement or instrument to which either Company is a party or by which it is bound or to which any of its properties is subject, or (b) constitute a default under any such material agreement or instrument, or (c) (except for the Liens created pursuant to, or permitted by, this Agreement and the Security Instruments) result in the creation or imposition of any Lien upon any assets of the Companies pursuant to the terms of any such material agreement or instrument. No Default hereunder has occurred and is continuing.

         6.05 Corporate Action. Each Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; and the execution, delivery and performance by such Person of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action; and this Agreement and the other Transaction Documents to which each Company is a party have been duly and validly executed and delivered by each Company and constitute the legal, valid and binding obligation of each Company, in each case, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors rights generally and by general equitable principles. The Security Instruments create legal, valid, and binding Liens in the Properties intended to be encumbered thereby as security for the Obligations and such Liens have been perfected, subject only to Permitted Liens.

         6.06 Approvals. Each Company has obtained all authorizations, approvals and consents of, and have made all filings and registrations with, any court or governmental or regulatory authority or agency necessary for the execution, delivery or performance by each of them of the Transaction Documents to which such Person is a party, or for the validity or enforceability thereof.

         6.07 ERISA and Pension Plans. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

         6.08 Taxes. Each Company has filed all United States Federal, Panamanian and English income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 7.02 hereof or any failure to so file or pay which could not reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of such Company or on the ability of such Company to perform its obligations under each Transaction Document to which it is a party. The charges, accruals and reserves on the books of each Company in respect of taxes and other governmental charges are, in the reasonable opinion of such Company, adequate.

         6.09 Ownership and Use of Properties. Each Company will have on the date of the Advance and at all times thereafter good and marketable title or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal and all franchises, licenses, copyrights, patents and know-how, other than such property, the failure to own or otherwise hold might reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of such Company or the ability of such Company to perform its obligations under each Transaction Document to which it is a party. All of the assets and Properties of the Companies which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

         6.10     Environmental Matters.

         (a) (i) Each Company is, and to the best knowledge of each Company, each other R&B Party is, in compliance with all applicable environmental laws respecting the Vessel and the Donan Charter Agreement except for such noncompliance which could not reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties or Vessel of such Company, or the ability of each Company to perform its obligations under each Transaction Document to which it is a party, (ii) each Company has, and to the knowledge of such Company, each other R&B Party has, all decisions, permits, licenses, rulings, consents, agreements and other authorizations of any applicable Governmental Authority (collectively, the Governmental Approvals ) required to perform its obligations respecting the Vessel and any Charter Agreement, including the Donan Charter Agreement, (iii) each Company and to the knowledge of each Company, each other R&B Party has not, received any written communication from a Governmental Authority, court or third party that alleges that such Company or such other R&B Party is not in full compliance with all applicable environmental laws and Governmental Approvals respecting the Vessel and the Donan Charter Agreement other than such noncompliance which could not have a material adverse effect on the business, financial condition, operations or properties of such Company or, to the knowledge of such Company, any R&B Party, or the ability of such Company to perform its obligations under each Transaction Document to which it is a party, (iv) to each Company s knowledge, there are no circumstances that could reasonably be expected to prevent or adversely interfere with such Company s compliance with environmental laws in the future as far as such Company may reasonably foresee and which noncompliance could have a material adverse effect on the business, financial condition, operations or properties of such Company, or the ability of such Company or any other R&B Party to perform its obligations under each Transaction Document to which it is a party and shall keep the Lender fully indemnified at all times against all losses, claims or demands whatsoever arising directly or indirectly from any breach of this obligation, including any liability in respect of such matters.

         (b) To the knowledge of each Company, there are no past, present or pending actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance, that could reasonably be expected to form the basis of any Environmental Loss against either Company or, to the knowledge of each Company, any other R&B Party which could have a material adverse effect on the business, financial condition, operations or properties of either Company or the ability of either Company or any other R&B Party to perform its obligations under each Transaction Document to which it is a party.

         6.11     Insurance.   Each Company  maintains insurance  described on
Exhibit 6.11 and all such policies are in full force and effect, and no notice of a material cancellation or termination (which has not been withdrawn or revoked) has been received with respect to any such policy. Such policies are sufficient for compliance with all material requirements of law and of all material agreements to which each Company is a party.

         6.12     Operations.

         The Borrower has delivered to the Lender a true and complete copy of each of the executed Transaction Documents. There have been no amendments or modifications of such agreements (other than, after the date of this Agreement, amendments or modifications permitted under Section 7.19), no party to such agreements is in default of the terms thereof and such agreements are in full force and effect. The representations and warranties of each Company, and to the best knowledge of each Company, the other R&B Parties contained in such agreements are true and correct in all material respects. Transaction Documents currently required for the ownership, operation and maintenance of the Vessel under the Charter are in full force and effect in all material respects. There are no material agreements, instruments and undertakings among the Companies and any other R&B Party relating to the Companies and the Vessel other than the Transaction Documents.

         Section 7. Covenants. Unless the Lender shall agree otherwise as contemplated by Section 9.05 hereof, each Company (with respect to all matters in this Section 7) agrees, so long as any of the Commitment is in effect and until payment in full of all the Loan all interest thereon and all other amounts payable by the Borrower to the Lender hereunder, to comply in all material respects with the covenants contained in this Section 7.

         7.01     Statements.  The Borrower shall deliver to Lender:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of each of the Borrower and Reading & Bates the audited consolidated statements of operations, stockholders equity and cash flow of the Borrower and Reading & Bates, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion on such statements of an independent certified public accounting firm of recognized national standing acceptable to the Lender (such accountants being called herein Reporting Accountants ), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of each of the Borrower and Reading & Bates as of the end of, and the respective results of operations of each of the Borrower and Reading & Bates for, such fiscal year, in conformity with GAAP;

         (b) as soon as available and in any event within 2 Business Days after Borrower s receipt of the Lockbox bank account statement from the Lockbox Bank, the Monthly Statement and a list of all Drydocking Expenses paid in such month, with copies of all supporting documents, including the invoices for Drydocking Expenses;

         (c) promptly following the delivery thereof to the Borrower or to the Board of Directors or management of the Borrower, a copy of any management letter or written report by independent public accountants addressed to the Board of Directors of the Borrower or any committee of any such board with respect to the financial condition, operations or business of the Borrower (except for such letters or reports which relate only to tax planning for the Borrower);

         (d) promptly after the Borrower knows or has reason to know that any Default has occurred and is continuing, a notice of such Default, describing the same in reasonable detail;

         (e) promptly after delivery or receipt thereof, copies of all notices or documents given or received by the Borrower pursuant to any of the Transaction Documents concerning (i) any default or alleged default under, breach or alleged breach of, or the noncompliance with, any provision of any Transaction Document, (ii) any prospective inability to perform under any provision of any Transaction Document, (iii) any termination or attempted termination of any Transaction Document, (iv) any proposed amendment, supplement or other modification of any Transaction Document that under the Loan Documents requires the approval of Lender, or (v) any Force Majeure, in each case, which might reasonably be expected to have a material adverse effect on the Borrower;

         (f) promptly and in any event within five Business Days after the existence of any of the following conditions, a certificate of an authorized officer of the Borrower specifying in reasonable detail the nature of such condition and the Borrower s or other R&B Party s proposed response thereto: (i) the receipt by the Borrower after the date hereof of any communication (written or oral) from a Governmental Authority that alleges that any R&B Party is not in compliance with applicable environmental laws or Governmental Approvals which noncompliance could have a material adverse effect on the business, financial condition, operations or properties of the Borrower or the ability of the Borrower or any other R&B Party to perform its obligations in any material respect under each Transaction Document to which it is a party, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Loss pending or threatened against any other R&B Party which could have a material adverse effect on the business, financial condition, operations or properties of the Borrower or the ability of the Borrower or any other R&B Party to perform its obligations in any material respect under each Transaction Document to which it is a party, or (iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Hazardous Substance that could form the basis of any Environmental Loss against any other R&B Party which could have a material adverse effect on the business, financial condition, operations or properties of the Borrower or the ability of the Borrower or any other R&B Party to perform its obligations in any material respect under each Transaction Document to which it is a party. The Borrower will also maintain at the
Vessel and make available for inspection by Lender and its agents and employees, accurate and complete records of all investigations, studies, sampling and testing conducted, and all material remedial actions taken, by the Borrower or, to its knowledge and to the extent obtained by the Borrower, by any Governmental Authority or other Person in respect of Hazardous Substances on or affecting the Vessel;

         (g) within 30 days after the Borrower s fiscal quarter, the quarterly financial statements of the Borrower; and

         (h) concurrently with the delivery by a Company to a charterer under a Charter Agreement, a copy of any invoice of fees due under such Charter Agreement (including the actual operating days in such period, the oil volume rate for such period, and the tariffs paid for such period);

         (i) within five Business Days of its execution, a copy of each Charter Agreement; and

         (j) from time to time such other information and reports regarding the matters described above or otherwise concerning the Vessel or the financial condition, operations, business or properties of the Borrower as the Lender may reasonably request.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of its chief executive officer or chief financial officer to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and the action taken by or proposed to be taken by the Borrower with respect thereto).

         7.02 Taxes and Claims. Each Company will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the property of such Company; provided that such Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if it maintains adequate reserves with respect thereto.

         7.03     Insurance.    Each  Company  will  maintain  insurance  with
responsible companies, in the amounts and against the risks as is set forth in
Schedule 6.11, which coverage shall be the maximum available in the market.

         7.04 Maintenance of Existence; Conduct of Business. Each Company will preserve and maintain its corporate or other legal existence and all of its material rights, privileges and franchises necessary for the normal conduct of its business. Except as permitted by this Agreement, each Company will maintain in force and effect all permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights, the release or termination of which would have a material adverse effect on the business, financial condition, operations or properties of each Company, or on the ability of each Company to perform in any material respect its obligations under each Transaction Document to which it is a party.

         7.05     Maintenance of and Access to Properties.       Except   with
respect to assets permitted to be disposed of pursuant to Section 7.09, each Company will keep all of its properties necessary in its business in reasonable working order and condition, ordinary wear and tear excepted, and will permit representatives of the Lender during normal business hours to inspect the Vessel, its other locations and other properties and to examine and make such extracts and copies from the books and records of each Company as they may reasonably request.

         7.06 Compliance with Applicable Laws. Each Company will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority, a breach of which would have a material adverse effect on the business, financial condition, operations or properties of such Company or on the ability of such Company to perform its obligations in any material respect under each Transaction Document to which it is a party, except where contested in good faith and by appropriate proceedings.

         7.07 Litigation. Each Company will promptly notify the Lender in writing (a) of all judgments against such Company and (b) of all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies to which any Company or any R&B Party is a party, affecting the Transaction Documents or making claims in excess of $500,000 or litigation or proceedings which, individually or in the aggregate, if adversely determined could reasonably be expected to have a material adverse effect upon the business, financial condition, operations or properties of either Company or on the ability of either Company to perform in any material respect its obligations under each Transaction Document to which it is a party.

         7.08 Indebtedness. The Borrower will not create, incur or suffer to exist any Indebtedness except:

         (a)      Indebtedness to the Lender hereunder;

         (b) other Indebtedness owed to the R&B Parties so long as such Indebtedness is not to be repaid prior to this Loan being paid in full, and such Indebtedness is subordinated on terms no less favorable than the terms set forth on Exhibit 7.08;

         (c) other Indebtedness incurred with the prior written consent of the Lender.

         7.09 Mergers, Etc. Neither Company will be a party to any merger or consolidation, or sell, lease, assign, transfer or otherwise dispose of any assets, or acquire assets from any Person, other than in the ordinary course of business, except:

         (a) dispositions of obsolete inventory or obsolete or worn-out equipment; or

         (b)      dispositions  or acquisitions of Investments permitted under
     Section 7.11 hereof.

         7.10 Liens. The Borrower and RB (U.K.) will not create or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation except Permitted Liens.

         7.11 Investments. The Borrower will not make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person, other than itself (all such transactions being herein called Investments ), except (a) Liquid Investments; and (b) other Investments made or outstanding with the prior written consent of the Lender, which consent will not be unreasonably withheld or delayed.

         7.12 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets or provide any service to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) other than under the Transaction Documents; provided that the Borrower may enter into any transaction with an Affiliate in the ordinary course of business if the terms (including, without limitation, payment terms and monetary or business consideration) thereof are no less advantageous to the Borrower as the terms which would be obtained in a comparable arm s length transaction with a Person not an Affiliate.

         7.13 Guarantees. The Borrower will not incur, assume or permit to exist any Guaranteed Obligation of the Borrower, except

         (a)      in favor of the Lender contained in the Loan Documents;

         (b) Guaranteed Obligations constituting Indebtedness permitted by Section 7.08 hereof; and

         (c) other Guaranteed Obligations entered into with the prior written consent of Lender, which consent will not be unreasonably withheld or delayed.

         7.14 Further Assurances. At any time or from time to time upon the request of the Lender, each Company shall execute and deliver (or cause to be executed and delivered) such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the transactions contemplated by of the Transaction Documents.

         7.15 Dividends. Without the prior written consent of the Lender, the Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders.

         7.16     ERISA and  Pension Plan Compliance.   The Borrower covenants
that it will not nor permit any Subsidiary to:

         (a) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

         (b) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Borrower or any Subsidiary to any material tax, penalty or other liability.

         (c) incur or suffer to exist any material accumulated funding deficiency (as defined in Section 302 of ERISA and section 412 of the
     Code),  whether  or  not  waived,  involving   any  Plan  (other  than   a
     Multiemployer Plan); or

         (d) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

         7.17 Environmental Matters. Except for violations, or situations requiring remedial action, which would not have a material adverse effect on the Vessel or the business, financial condition, operations or properties of the Companies or on the ability of each Company to perform its obligations in any material respect under each Transaction Document to which it is a party, no Company will cause or permit any Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any applicable international, national or European laws (including the common law) or liability under industry agreements. Each Company will establish and implement such procedures as may be reasonably necessary to, on a reasonably periodic basis, determine whether, and assure that except for acts or omissions which would not have a material adverse effect on the Vessel or the business, financial condition, operations or properties of such Company or on the ability of such Company to perform in all material respects its obligations under each Transaction Document to which it is a party, each company shall not release, discharge, permit or cause the escape or disposal of Hazardous Substances in a manner which may form the basis of a future claim, violation or Environmental Loss, demand or action seeking remedial action of any site, location, body of water including international or national, coastal and inland waters or cause damages to personal property or personal injury, disease or death, which would have a material adverse effect on the Vessel or the operation, financial condition, operating results or business prospects of each Company or the ability to perform its obligations under each Transaction Document.

         7.18 Performance of Transaction Documents. Each Company shall perform all of its obligations under each Transaction Document to which it is a party or by which it or its assets is bound except where such failure to perform is not reasonably expected to have a material adverse effect on the business, financial condition, operations or properties of such Company or the ability of such Company to perform its obligations under each Transaction Document to which it is a party.

         7.19 Amendment of Transaction Documents. Without the prior written consent of the Lender, neither Company shall (a) cancel or terminate or agree to or permit any amendment, supplementation, or other modification of, any Transaction Document, (b) waive timely performance or observance by any Person (other than Lender) of any term or provision of such Transaction Document, (c) exercise any options or remedies, make any elections under, or give any consent under, any such Transaction Document, (d) compromise or settle any claim against any R&B Party (other than Lender), (e) enter into any additional Charter or other Transaction Documents, in each of the foregoing cases, unless such action or inaction is not reasonably expected to have a material adverse effect on the business, financial condition, operations or properties of such Company or the ability of such Company to perform its obligations under each Transaction Document to which it is a party.

         7.20     Operation of Vessel. Neither Company nor its affiliates will
take  any action   that will  cause the  Vessel to  be operated in  the United
States, Mexican or Canadian waters.

         7.21 Sale or Modification of Vessel. The Companies shall not sell, transfer or otherwise encumber, the Vessel or any interest therein without the prior written consent of the Lender, other than pursuant to the Option Agreement, or in the case of any Lien, a Permitted Lien or upon prepayment of the Loan in accordance with Section 3.02. Neither Company shall modify the Vessel in any material respect without sixty (60) days prior written notice to the Lender.

         7.22 Acknowledgment of Charter Assignment. Each charterer under each Charter Agreement shall, to protect the Lender s Lien in the Charter Agreement and the amounts payable thereunder, acknowledge the assignment of such rights under the Assignment of Charter and agree to direct its payments under such Charter Agreement to the Lockbox Account.

         Section 8.    Defaults.

         8.01     Events of Default.   If one or more  of the following events
(herein called  Events of Default ) shall occur and be continuing:

         (a) default in the payment of any Obligation when due and such default shall continue for two Business Days thereafter (a Nonpayment ); or

         (b) any Company shall default in the payment when due (including any applicable grace period) of any principal of or interest on any Indebtedness having an outstanding principal amount, individually or in the aggregate, of at least $500,000 (other than the Loan or any other amount payable hereunder); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder s behalf to accelerate the maturity thereof; or

         (c) any representation or warranty made or deemed made by any R& B Party herein or in any Transaction Document, or in any certificate or other document furnished to the Lender pursuant to the provisions of any Transaction Document, shall prove to have been false or misleading in any material respect as of the time made or furnished and such representation and warranty continues to be false and misleading in any material respect; or

         (d) either Company shall default in any material respect in the performance of any of its obligations or breach any of its covenants under clause (d) of Section 7.01, or any of its obligations in Sections 7.04 or 7.08 through 7.22; Reading & Bates (U.K.) shall default in the performance of any of its obligations under the Donan Charter Agreement or the Bareboat Charter Agreement; either TRB Subsidiary or the Borrower shall default in any material respect in the performance of any of its obligations or duties under the Option Agreement; or any R&B Party shall default in any material respect in the performance of any of its obligations or breach any of its covenants in any Transaction Document, and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Lender; or either Company shall default in any material respect in the performance of any of its other obligations or breach any of its other covenants in any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date the Borrower was required to notify the Lender of such Default pursuant to Section 7.01(d) or (ii) notice thereof to the Borrower by the Lender; or

         (e) the Borrower or any R&B Party shall admit in writing its inability to, or be unable or be deemed for the purposes of any law to be unable to, pay its debts generally as such debts become due; or

         (f) the Borrower or any R&B Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under any Bankruptcy Law (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any Bankruptcy Law, or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

         (g) (i) a proceeding or case shall be commenced, without the application or consent of the Borrower or any R&B Party in any court of competent jurisdiction, seeking (x) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
(y) the appointment of a trustee, receiver, custodian, liquidator, administrative receiver, administrator or the like of such Person or of all or any substantial part of its assets, or (z) similar relief in respect of it under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 days; or (ii) an order for relief against the Borrower or any R&B Party shall be entered in an involuntary case under any Bankruptcy Law; or

         (h) a final judgment or judgments for the payment of money shall be rendered by a court or courts against the Borrower in excess of $500,000 in the aggregate which is not covered by insurance, subject to a customary deductible, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof, or the Borrower shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (i) any of Transaction Documents shall be terminated prior to the end of its stated term, or shall cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, for whatever reason (other than by prepayment or with the consent of the Lender pursuant to Section 9.05); or

         (j) Reading &Bates shall fail to hold, directly or indirectly, at least 100% of the outstanding shares of voting stock of the Borrower or the Borrower fails to hold at least 90% of the partnership interest in the Partnership; or

         (k) any Transaction Document shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) or any party thereto (other than (i) the Lender or (ii) an Affiliate of the Lender not acting in good faith) shall so assert in writing; or any Security Instrument shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby;

         (l) any R&B Party shall be in default under or shall have breached any Transaction Document to which it is a party and any grace period provided for therein with respect to such default or breach shall have lapsed and such default would reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of the Borrower or the ability of the Borrower or any R&B Party to perform its obligations under each Transaction Document to which it is a party; or

         (m) any Person presents a petition for the winding-up of any R&B Party (other than one which is frivolous or vexatious) and the same is not withdrawn, dismissed or discharged within 7 Business Days; or

         (n) any person presents a petition for the administration of any R&B Party; or

         (o) any order for the administration of any R&B Party is made or an order is made or a resolution is passed (other than for the purposes of a reconstruction or amalgamation previously approved in writing by the Lender) for the winding-up of such R&B Party; or

         (p) any Governmental Authority or any Person acting under any Governmental Authority shall have commenced any proceedings (i) to condemn, seize or appropriate all or any substantial part of the Vessel or (ii) to displace the management of the Borrower or to curtail the Borrower s authority to conduct its business; provided that no action of any Governmental Authority or any other Person described in clause (ii) of this subsection shall constitute an Event of Default unless and until (x) the Lender shall have determined, in their sole discretion, that such action has had, or could reasonably be expected to have, a material adverse effect on the business, financial condition, operations or properties of the Borrower or the ability of the Borrower or any R&B Party to perform its obligations under each Transaction Document to which it is a party and (y) Borrower shall have been given notice of such determination;

THEREUPON: the Lender may (a) declare the Commitment terminated (whereupon the Commitment shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued and unpaid interest on the Loan and commitment fees and all other amounts payable hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate and notice of acceleration), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and (c) proceed to enforce its rights under the Security Instruments or otherwise available at law or in equity; provided that in the case of the occurrence of an Event of Default referred to in clauses (f) or (g) of this Section 8.01, the Commitment shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loan and fees and all other amounts payable hereunder and under the Note shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate and notice of acceleration), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         8.02 Application of Proceeds. All proceeds received after maturity of the Note, whether by acceleration or otherwise shall be applied first to reimbursement of reasonable expenses and indemnities provided for in this Agreement and the Security Instruments; second to fees and other amounts owing under this Agreement or the Loan Documents; third to accrued and unpaid interest on the Note; fourth to principal outstanding on the Note; and, to the extent of any excess to be paid to the Borrower or as otherwise required by any court of competent jurisdiction.

         Section 9.    Miscellaneous.

         9.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         9.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable or other writing and telexed, telecopied, telegraphed, cabled, delivered or sent by certified or registered mail, return receipt requested, to the intended recipient at the Address for Notices specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Borrower and the Lender given in accordance with this Section 9.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with receipt confirmed by telex or telecopier), sent by the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         9.03 Expenses, Etc. The Borrower, without duplication, agrees to pay or reimburse the Lender for paying: (a) the reasonable fees and expenses of counsel to the Lender in connection with (i) the preparation, execution and delivery of this Agreement (including the Exhibits hereto) and the Security Instruments and the making of the Loan, however such fee shall not exceed $131,000, and (ii) any modification, supplement or waiver of any of the terms of this Agreement, or any other Transaction Document; (b) all reasonable costs and expenses of the Lender (including reasonable counsels fees) in connection with the enforcement of this Agreement, or any other Transaction Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, or any other Transaction Document or any other document referred to herein or therein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Transaction Document referred to herein or therein.

         9.04     Indemnification.  The Borrower shall

         (a) indemnify the Lender and each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ( Indemnified Parties ) from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of the Loan, (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the R&B Parties thereto, (iii) the operations of the business of the Borrower,
(iv) the failure of the Borrower or any other R&B Party to comply with the terms of any Transaction Documents, including this Agreement, or with any applicable governmental requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Borrower set forth in this Agreement or the other Transaction Documents, or (vi) any other aspect of this Agreement and the Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding therefrom all Indemnity Matters arising by reason of the gross negligence or wilful misconduct of any Indemnified Party; and

         (b) indemnify and hold harmless from time to time the Indemnified Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (i) under any environmental law described in Section 6.10 hereof applicable to the Borrower or any of its Properties, including without limitation, the treatment or disposal of Hazardous Substances on any of its Properties, (ii) as a result of the breach or non-compliance by the Borrower with any environmental law described in
Section 6.10 hereof applicable to the Borrower, (iii) due to past ownership by the Borrower of any of its Properties or past activity on any of its Properties or past activity on any of its Properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Borrower, or (v) any other environmental, health or safety condition in connection with this Agreement, the Note or any other Transaction Documents, provided, however, no indemnity shall be afforded under this Section 9.04(b) in respect of any Property for any occurrence arising from the acts or omissions of the Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).

         (c) The Borrower s obligations under this Section 9.04 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.

         (d)      The Borrower  shall pay any  amounts due under  this Section
9.04 within thirty (30) days of the receipt by the Borrower of written notice of the amount due.

         9.05 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by the Lender and the Borrower, which consent shall not be unreasonably delayed or withheld, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.06     Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or obligations hereunder or under the Note without the prior written consent of the Lender. Lender may not assign its rights or obligations hereunder without the prior written consent of the Borrower (except as otherwise provided in subparagraphs (b) and (c) below).

         (b) The Lender may assign to one or more assignees that are the Lender s Affiliates all or a portion of its rights and obligations under this Agreement. The Lender shall give the Borrower prompt notice thereof.

         (c) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this subsection to any Person that is an Affiliate of the Lender. The Lender shall give the Borrower prompt notice thereof.

         (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants).

         9.07 Survival. The obligations of the Borrower under Sections 4.01, 4.03, 4.04, 9.03 and 9.04 hereof shall survive the repayment of the Loan and the termination of the Commitment. The other obligations of the parties to this Agreement not previously accrued under the terms of this Agreement shall terminate upon repayment of the Loan and the termination of the Commitment.

         9.08 Captions and Final Agreement. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement, together with the other written agreements and papers executed herewith in connection with this Agreement, represents the final agreement among the parties hereto with respect to the subject matter hereof. This Agreement and such writings supersede all prior proposals, negotiations, agreements and understandings related to such subject matter. Each of the Borrower and the Lender hereby represents and warrants that it is not relying on any statement, representation, warranty, covenant or agreement of any kind except for those set forth in this Agreement and such other documents. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.09 No Usury Intended. Notwithstanding any provision of this Agreement or the Transaction Documents, if at any time the rate of interest contracted for, charged or received on any Advance or the Loan or any other amount payable as interest in connection with the Transaction Documents exceeds the maximum non-usurious interest rate permissible for commercial borrowers under applicable law ( Maximum Rate ), the rate of interest charged hereunder shall be limited to the Maximum Rate. In such event, if the rate of interest chargeable under this Agreement or the Transaction Documents on any Advance or the Loan or any other amount at any time is subsequently less than the Maximum Rate, the principal amount of such Advance or the Loan shall bear interest at the Maximum Rate until the total amount of interest paid or accrued hereunder equals the amount of interest which would have been paid or accrued hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of all amounts payable hereunder, the total amount of interest paid or accrued under the terms of this Agreement or the Transaction Documents is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which it would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued on the Advance or the Loan to the Borrower if the rates of interest set forth in this Agreement had at all times been in effect and (b) the amount of interest actually paid or accrued on such Advance or Loan under this Agreement. In the event the Lender ever receives, collects, charges or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other amounts (other than interest) payable hereunder or the Transaction Documents, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

         9.10 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement, or in any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any other Loan Document.

         9.11 No Consequential Damages. Except as specifically provided for herein to the contrary, neither the Borrower nor the Lender shall be liable to the other for any consequential, incidental, indirect or punitive damages of any kind or character, including, but not limited to, loss of use, loss of profit, loss of revenue, loss of product or production, whether arising under the Loan Documents or as a result of, relating to or in connection with, the transactions contemplated hereby (the Excluded Damages ), and no claim for Excluded Damages shall be made by the Borrower or the Lender against the other Person, whether based on negligence, seaworthiness, breach of warranty, breach of agreement, statute, strict liability or otherwise.

         9.12     GOVERNING  LAW; SUBMISSION  TO JURISDICTION; WAIVER  OF JURY
TRIAL.

         (a) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         (b) THE BORROWER AND R&B (U.K.) HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY AND THE UNITED KINGDOM FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE BORROWER, R&B (U.K.), AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.13 Agent for Service of Process. The Borrower and R&B (U.K.) hereby irrevocably designate The Prentice-Hall Corporation Systems, Inc., with offices at 500 Central Avenue, Albany, New York 12206-2290, as agent to receive for and on behalf of the Borrower service of process in New York. In the event that The Prentice-Hall Corporation Systems, Inc. resigns or ceases to serve as the Borrower s or R&B (U.K.) s agent for service of process hereunder, the Borrower and R&B (U.K.) agrees forthwith (a) to designate another agent for service of process in the State of New York and (b) to give prompt written notice to the Lender of the name and address of such agent. The Lender agrees to cause a copy of such process served on such agent to be promptly forwarded to the Borrower and R&B (U.K.) at its address set forth underneath its signature below, and the Borrower and R&B (U.K.) agree that the failure of the Borrower and R&B (U.K.) to receive such copy shall not impair or affect in any way the validity of such service of process or of any judgment based thereon. The Borrower and R&B (U.K.) agree that the failure of its agent for service of process to give any notice of any such service of process to the Borrower and R&B (U.K.) shall not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of the Borrower and R&B (U.K.) available to be served, then the Borrower and R&B (U.K.) further irrevocably consent to the service of process by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to the Borrower and R&B (U.K.) at its address listed on the signature pages hereof. Nothing



                   (Remainder of Page Intentionally Deleted)


in this Section 9.13 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower and R&B (U.K.) or their property in the courts of any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                             TRB HOLDING CORPORATION.
                                 as Borrower


                             By:
                                  T.W. Nagle
                                  Executive   Vice  President
                                  Finance and Administration

                             Address for Notices:

                             901 Threadneedle, Suite 200
                             Houston, Texas 77079
                             Attention: T.W. Nagle, Executive Vice President Finance and Administration

                             Telecopy Number (281) 496-0285

                             With copies to:

                             Wayne K. Hillin
                             901 Threadneedle, Suite 200
                             Houston, Texas 77079

                             Telecopy Number: (281) 496-0285


                             READING & BATES (U.K.) LIMITED


                             By:
                                   T.W. Nagle
                                   Authorized Agent



                             Address for Notices:

                             901 Threadneedle, Suite 200
                             Houston, Texas 77079
                             Attention: T.W. Nagle, Executive Vice President Finance and Administration

                             Telecopy Number (281) 496-0285


                             NISSHO IWAI EUROPE PLC,
                                 as Lender


                             By:
                                   H. Iwano
                                   Attorney-in-Fact


                             Address for Notices:

                             Bastion House
                             140 London Wall
                             London
                             EC2Y 5JT
                             United Kingdom
                             Attention: Manager of Marine Department

                             Telecopy Number:  011-4471-588-0391

                             With a copy to:

                             Nissho Iwai Corporation
                             4-5, Akasaka 2-chome
                             Minato-ku, Tokyo 107, Japan
                             Attention: Manager, Marine Project Section 2 Marine & Offshore Engineering Department

                             Telecopy Number:  011-813-3588-4547

                             and

                             Baker & Botts, L.L.P.
                             One Shell Plaza
                             Houston, Texas  77002
                             Attention:  Stephen Krebs

                             Telecopy Number:  (713) 229-1522

                             Address for Applicable Lending Office:

                             See Address for Notices



                                                                  EXHIBIT 2.05


                                 Form of Note


                                     NOTE


$38,000,000.00                                              New York, New York
                                                         ______________, 199__


         FOR VALUE RECEIVED, TRB Holding Corporation, a Delaware corporation (together with its successors, the Borrower ), hereby promises to pay to the order of Nissho Iwai Europe PLC (the Lender ), by disbursement from the Lockbox maintained at the principal office of Sanwa Bank Limited, New York Branch, New York, New York, the principal sum of $38,000,000 (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower under the Loan Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement (as defined below), and to pay interest on the unpaid principal amount of each Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

         The Lender is hereby authorized by the Borrower to endorse on the schedules (or a continuation thereof) attached to this Note, the amount and date of each Advance made by the Lender to the Borrower under the Loan Agreement, and the amount and date of each payment or prepayment of principal of such Loan received by the Lender, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Loan Agreement or under this Note in respect of such Advance.

         This Note is the Note referred to in that certain Loan Agreement (as modified and supplemented and in effect from time to time, the Loan Agreement ) dated as of December 14, 1996 between the Borrower, Reading & Bates (U.K.) Limited and the Lender, and evidences the Loan made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

         The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loan upon the terms and conditions specified therein.

         The Loan Agreement further provides that this Note is secured by the Security Instruments, as defined therein, covering the collateral described in such Security Instruments.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.


                             TRB HOLDING CORPORATION



                             By:
                             Name:
                             Title:



                ADVANCE AND PAYMENTS OF PRINCIPAL AND INTEREST


                            Amount of    Amount of
                            Principal     Interest      Unpaid
  Borrowing   Amount of      Paid or      Paid or     Principal    Notation
     Date        Loan        Prepaid      Prepaid      Balance      Made By




                                                                  Exhibit 3.01

                                     FORM
                                      OF
                                DRAWDOWN NOTICE


Nissho Iwai Europe Plc (the "Lender")
Bastion House
140 London Wall
London EC2Y 5JT
England

Attention:  Manager of Marine Department

Dear Sirs:

         Reference is made to the Loan Agreement dated as of December 14, 1996 (the "Loan Agreement"), between TRB Holding Corporation (the "Borrower"), Reading & Bates (U.K.) Limited and the Lender. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement.

         The Borrower, hereby requests a borrowing under the Loan Agreement in the aggregate principal amount of $38,000,000 (the "Proposed Borrowing").

         Please make the proceeds of the Proposed Borrowing available to Account No. _____________ at ________________________________________.

         By each of the delivery of this Drawdown Notice and the acceptance of the Advance made by the Lender in response to this Drawdown Notice, the Borrower represents and warrants that the conditions to the Borrowing specified in the Loan Agreement have been satisfied with respect to the Proposed Borrowing.

                                 Very truly yours,

                                 TRB HOLDING CORPORATION


                                 By:
                                 Name:
                                 Title:


cc:  Nissho Iwai American Corporation
     Suite 800, Three Riverway
     Houston, Texas 77056
     Attention:  H. Kawaguchi
                                 EXHIBIT 6.11

                             COMPANIES  INSURANCE

As specified in Exhibit 6.11, the Companies shall maintain the following insurance coverage:


1.  Workmen's Compensation and Employers' Liability Insurance

    All of the Companies employees shall be covered for statutory benefits as set forth and required by applicable law in the Vessel s area of operation or such other jurisdiction under which the Companies may become obligated to pay benefits. Employers' Liability insurance, including appropriate maritime coverage covering all employees, shall be provided with minimum primary policy limits as required by applicable statute, or U.S. $1 million per occurrence, whichever is greater.

2.  Comprehensive General Liability

    Insurance  coverage shall  be  provided  for  liability arising  from  all operations of the Companies. The policy shall include coverage for premises and operations, independent contractors, completed operations, and contractual liability (or their equivalents). Insurance coverage shall also be provided for all owned, hired, and nonowned vehicles. The minimum primary policy limits shall be U.S. $1 million single limit per occurrence under the General Liability policies. Automobile Liability insurance shall have minimum policy limits of U.S. $1,000,000 single limit per occurrence, or such greater amount as required by law.

3.  Protection and Indemnity (Marine Liability) Insurance

    Full form marine protection and indemnity insurance, including, but not limited to, sudden and accidental pollution liability and contractual liability coverage or equivalent insurance with such club or under forms of policies approved by the Lender. Such protection and indemnity insurance shall be maintained in the broadest forms generally available in the United States market, shall be in an amount not less than that carried by experienced and responsible companies engaged in the production of petroleum, shall include a cross-liability endorsement and shall be placed through independent brokers of recognized standing and with first-class underwriters reasonably acceptable to the Lender. No hull and machinery or protection and indemnity insurance shall provide for a deductible amount in excess of $500,000 with respect to the Vessel without the prior written consent of the Lender.

4.  Excess Liability

    The Companies shall carry Excess Liability Insurance in amounts not less than $200 million each occurrence in addition to and in excess of all primary Liability Coverages carried by Companies, including but not limited to insurance required under Paragraphs 1 and 2 (oil pollution sublimit $90 million per Paragraph 6).

5.  Marine Physical Damage, Including Hull and Machinery

    All risk Marine and hull and machinery shall be provided with a limit equal to that normally carried by experienced and responsible companies engaged in offshore drilling, but shall not be less than the greater of
    (a) $105,000,000; or (b) the fair market sale value of the Vessel. Coverage shall include collision liability and navigation limits adequate for the Vessel's trade.

6.  Oil Pollution Insurance

    Oil pollution insurance coverage issued by the Vessel's P & I Club or equivalent coverage in the amount of not less than US $90,000,000 per occurrence, unless additional insurance or proof of financial responsibility of a greater amount shall be required by a governmental authority, in which case such greater amount shall be obtained and kept in full force and effect by the Companies. The Companies shall maintain insurance, if available, covering similar oil removal risks or liabilities and civil or criminal penalties incident thereto and not attributable to the action or inaction of the Lender under any law, regulation or judicial decision of any of the United States of America or foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Vessel or its operations to the extent such insurance is requested in writing by the Lender and recommended by a reputable independent marine insurance broker as insurance which other responsible tanker owners carry for their benefit and the benefit of their lenders and which it would be imprudent not to carry for the protection of the Companies and the Lender in view of the nature of the Vessel and the Vessel's operations. Applicable when the Vessel is attached to the wellhead, fixed entry coverage issued by the Vessel s P&I Club or equivalent coverage in an amount of not less than $400,000,000 per occurrence. Applicable when the Vessel is acting as a shuttle tanker, mutual entry coverage issued by the Vessel s P&I Club or equivalent coverage in an amount of not less than $500,000,000 per occurrence.

7.  War, Political Risk, Confiscation and Expropriation Insurance

    If and to the extent that the Vessel is operated outside of the territorial waters and/or the Outer Continental Shelf of the United States (and in addition to any coverage required by the Lender for such operations under the Loan Documents), War, Political Risk, Confiscation and Expropriation Insurance shall be provided for the Vessel with a limit equal to the value insured under Paragraph 5 above.

8.  Other Losses

    Losses not covered by the above stated policies because of deductibles and policy limits stated above shall be borne according to the liability and indemnity provisions of the Loan Documents.

9.  NIC Parties as Additional Insured

    All coverages and other insurance policies carried by the Companies or that the Companies are required at any time to maintain pursuant to the Loan Documents shall name NIC Parties as additional insureds (other than the protection and indemnity and oil pollution coverages extended by UK P&I Club, foreign workers compensation and employer s liability coverage) and loss payee for all risks and losses as provided in the Loan Agreement and the Assignment of Insurance Proceeds.

10. Reporting Requirements

    (a) On each anniversary of the Closing Date, and each time there is a reduction or material change in the insurance coverage carried on the Vessel, the Companies will furnish to the Lender a detailed report signed by independent marine insurance brokers (who may be the insurance brokers regularly employed by the Companies ) appointed by the Companies and reasonably acceptable to the Lender, describing the insurance policies then carried and maintained on the Vessel (including the names of the underwriters, the types of risk covered by such polices, the amount insured thereunder and the expiration date thereof) and stating that in the opinion of said insurance brokers such insurance is adequate and reasonable for protection of the Lender, is in compliance with the terms of Section 6.11 and is comparable with that carried by other responsible operators of similar production vessels. The Companies will cause such firm to agree to advise the Lender promptly of any lapse of any such insurance by expiration, failure to renew or otherwise and of any default in payment of any premium and of any other act or omission on the part of the Companies of which it has knowledge and which might, in its opinion, invalidate or render unenforceable, in whole or in part, any insurance on the Vessel. The Companies shall also cause such firm to agree to mark its records and to use its best efforts to advise the Lender, at least ten (10) business days prior to the expiration date of any insurance carried pursuant to the Loan Agreement, that such insurance has been renewed or replaced with new insurance which complies with the provisions of the Loan Agreement, and such advice shall be in the same detail in respect of such renewed or replacement insurance as is required in respect of insurance described in the aforesaid reports.

    (b) Copies  of all  insurance  policies required  to be  maintained under
        Section 6.11 of the Loan Agreement or certificates evidencing the coverage thereof, shall be delivered to and held by the Lender, and so long as the Loan Agreement remains in effect, the Companies shall deliver to the Lender not later than January 31 of each year, commencing January 31, 1998, a schedule certified to be correct by a responsible officer setting forth all insurance in force as of January 1 of that year including but not limited to the policy numbers, the name and address of the insurers, the amount of each policy, and the expiry date of each policy.

    (c) In the event the Vessel suffers serious damage reasonably estimated at the time to cost more than $500,000 to repair or to require the Vessel be withdrawn from service and placed in drydock to effect such repairs immediately, the Companies shall notify the Lender by telegram within twenty-four (24) hours after the event shall have come to its knowledge and in such event the Lender shall have come to its knowledge and in such event the Lender shall have the right to have an independent survey of the damage at the Companies s expense and if such survey be requested the Companies shall lend all needed assistance.

11. Additional Provisions

    All policies (other than the protection and indemnity and oil pollution coverages extended by UK P&I Club and the foreign workers compensation and employers liabilitly coverages) shall include the following:
    (i) breach of warranty protection to the NIC Parties, (ii) waiver of subrogation clause, (iii) at least [10] [30] (or 7, in the case of war risk) days prior written notice of cancellation or material modification, and (iv) provide that the interests of the Lender under the insurance policy shall not be impaired in any way by any change in the title of ownership of the Vessel or by any omission or neglect or by the performance of any act in violation of any terms or conditions of the policy or because of any false statement concerning the policy or the subject thereof by the insured or the insured s employees, agents or representatives whether occurring before or after the date hereof or whether before or after any loss. The insurance (other than pollution coverage extended by UK P&I Club and the foreign workers compensation and employers liabilitly coverages) shall be primary, without right of contribution from any other insurance which may be carried by the NIC Parties, and (other than the protection and indemnity and oil pollution coverages extended by the UK P&I Club) contain a waiver of set off of premiums against claims proceeds and provide for no recourse for premium payments by the NIC Parties. Each of the Companies agree that it will not do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required hereunder shall or may be suspended, impaired or defeated and will not suffer nor permit the Vessel to engage in any voyage, nor to carry any cargo not permitted under the policies of insurance in effect, without first covering such Vessel with insurance reasonably satisfactory in all respects, including the amount thereof, to the Lender for such voyage or the carriage of such cargo.

                                                                  EXHIBIT 7.08


                       FORM OF SUBORDINATION PROVISIONS


     Subordination.

     (a) The indebtedness ("Subordinated Debt") evidenced by this instrument is subordinate and junior in right of payment to all Senior Debt (as defined in subdivision (b)) of the Companies to the extent provided herein.

     (b) For all purposes of these subordination provisions the term "Senior Debt" shall mean all principal of and premium, if any, and interest and expenses under the Loan Agreement, dated as of December 14, 1996, among the Companies and Nissho Iwai Europe Plc ( NIEP ), and (ii) all other indebtedness of the Companies or any Subsidiary for borrowed money. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

     (c) No direct or indirect payment (in cash, property or securities or by setoff or otherwise) shall be made on account of the principal of or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt until the Senior Debt shall be paid in full in cash.

     (d)   In the event of:

         (i)    any   insolvency,   bankruptcy,    receivership,  liquidation,
     reorganization, readjustment, composition or other similar proceeding relating to the Companies, its creditors as such or its property,

         (ii) any proceeding for the liquidation, dissolution or other winding-up of the Companies, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

         (iii)  any   assignment   by   the  Companies  for   the  benefit  of
     creditors,

         (iv)   any   other   marshalling  of  the assets of the Companies, or

         (v)    any acceleration of any Senior Debt,

all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt.

     (e) So long as any Senior Debt remains outstanding, the holders of the Subordinated Debt or any trustee or other representative acting on their behalf may not declare all or any part of the Subordinated Debt due and payable prior to maturity, and the holders of Subordinated Debt may take no further action to declare such Subordinated Debt due and payable, or to enforce obligations in respect of such Subordinated Debt, including, without limitation, the exercise of any other remedy.

     (f) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of Subordinated Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Subordinated Debt to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

     (g) No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the Companies. Nothing contained herein shall impair, as between the Companies and the holder of this Subordinated Debt, the obligation of the Companies to pay to the holder hereof the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof.

     (h) Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and, for the purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities or other property to which the holders of the Subordinated Debt would have been entitled except for these subordination provisions shall, as between the Companies and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment or distribution by the Companies to or on account of Senior Debt.

     (i)     No  Subordinate  Debt  may  be   secured  or  subject  to  credit
enhancement.

     (j) The provisions in sections (a) through (i) above shall not be amended or modified and no term or provision hereof shall be waived without the express prior written consent of the holders of Senior Debt.

     (k) The holders of this Subordinated Debt hereby (i) undertake and agree to execute, verify, and deliver and file proofs of claim, consents, assignments or other instruments which any holder of Senior Debt may at any time reasonably require in order to provide and realize upon any rights or claims pertaining to the Subordinated Debt held by such subordinated noteholder and to effectuate the full benefit of the subordination contained herein and (ii) authorizes each holder of Senior Debt to take any action made in good faith as may be necessary or appropriate to effect the subordination provided for herein and appoints each holder of Senior Debt his attorney-in-fact for such purposes.

     (l) Any holder of Senior Debt may extend, renew, modify or amend the terms of Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Companies or any affiliate to the same extent as could any person, all without notice to or consent of the holders of Subordinated Debt and without affecting the liabilities and obligations of the holders of Subordinated Debt pursuant to the provisions hereof.


                                                                     Exhibit A


                            [Draft Comfort Letter]

                                                              January __, 1997



Nissho Iwai Corporation
Nissho Iwai Europe PLC
c/o Nissho Iwai Europe PLC

Bastion House
140 London Wall
London
EC2Y 5JT
United Kingdom

     Re: The Loan Agreement between  TRB Holding Corporation ( TRBH ), Reading
         & Bates (U.K.) Limited ( R&B (U.K.) ) and Nissho Iwai Europe PLC, dated as of December 14, 1996 (the Loan Agreement ; terms used and not defined herein, shall have the meanings assigned in the Loan

         Agreement)

Gentlemen:

         This letter is provided to  you in order to induce you  to enter into
the  above-referenced  Loan  Agreement  and  other  documents  in   connection
therewith.

         It is the intention of Reading & Bates Corporation (a) that it will continue its ownership interest in TRBH, TRB Subsidiary Corporation ( TRBS ),

R& B (U.K.), and Reading & Bates Drilling Co. (collectively, the Companies ) as each is currently held, (b) that the Companies will continue to maintain their corporate existence and remain financially viable, and (c) that the TRBH, TRBS and the partnership or partnerships to be created pursuant to the Option Agreement (the Partnership ) will perform their obligations under the Loan Agreement and the Option Agreement dated December 14, 1996 between TRBH, TRBS and Nissho Iwai Corporation (the Option Agreement ) and the documents entered into in connection therewith. Reading & Bates Corporation intends, to the extent necessary, to continue to fund or cause to be funded working capital to the TRBH, TRBS and the Partnership by means of an intercompany revolving credit facility(ies) in order to allow TRBH, TRBS and the Partnership to continue to meet any shortage of daily operating expenses, any lay-up costs during stacked periods and any conversion or upgrade costs necessary for a new charter contract, as well as minimum debt service required under the Loan Agreement.

         Reading & Bates Corporation intends to cause (a) each of TRBH, TRBS and the Partnership to perform its obligations, if any, under each Charter Agreement and the Bareboat Charter, (b) R&B (U.K.) to continue performing their obligations under the Amended Agreement dated March 30, 1995, between Britoil PLC and BP Exploration Operating Company Limited, as amended, supplemented and novated by Novation Agreements dated July 10, 1996 and August 30, 1996 pursuant to which R&B (U.K.) has assumed thereunder all of the rights, duties and obligations of Britoil (Beta) Limited and the documents executed in connection therewith and (c) Reading & Bates Drilling Co. to perform its obligations under the Subordination Agreement.

                             Sincerely,

                             READING & BATES CORPORATION




                             By:_______________________________
                             Name:_____________________________
                             Title:______________________________


                                                                     Exhibit B


                        [Opinion of Borrower s Counsel]



                                                            December ___, 1996

Nissho Iwai Europe PLC
c/o Baker & Botts, L.L.P.
3000 One Shell Plaza

910 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

I am General Counsel to Reading & Bates Development Co., a Delaware corporation (the "Borrower"), Reading & Bates (U.K.) Limited, a company organized under the laws of the United Kingdom ("Reading & Bates (U.K.)"), Reading & Bates Corporation, a Delaware corporation ( Reading & Bates Co. ), and Reading &Bates Drilling Co., an Oklahoma corporation ("RB Drilling"; the

Borrower, Reading & Bates (U.K.), Reading & Bates Co. and RB Drilling, collectively, the "Companies"), in connection with the execution and delivery of the Loan Agreement dated as of December 14, 1996 (the Loan Agreement ) between the Borrower, RB Drilling and you, pursuant to which you have made a loan to the Borrower in order for the Borrower to finance the oil production vessel Seillean , Gross Register Tons (GRT): 50,928.00, Net Register Tons:
15,278.00, Length: 236.47 meters, Width: 37 meters, Depth: 19.80 meters, Permanent Navigation Patent No. 23272-96, Radio Call Letters: 3FPF6, and Registration No. 25519-PEXT, and with the home port of Panama City, the Republic of Panama (the Vessel ). This opinion is being furnished to you pursuant to Section 5.01(g) of the Loan Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

In this connection and as a basis for the opinions hereinafter expressed, I have examined executed originals of the following documents:

     (1) the Loan Agreement;

     (2) the Note;

     (3) the Bareboat Charter;

     (4) the Donan Charter Agreement;

     (5) the Collateral Assignment;

     (6) the Assignment of Charter;

     (7) the Ship Mortgage;

     (8) the Option Agreement;

     (9) the Comfort Letter;

     (10) the Assignment of Insurance Proceeds;

     (11) the financing statements (the "Financing Statements") executed by the Charterer in connection with the Collateral Assignment, in favor of the owner as the secured party;

     (12) the Subordination Agreement; and

     (13) the Debentures.

(collectively referred to as the "Documents").

As General Counsel to the Companies, I am familiar with the relevant corporate proceedings and have examined such documents and records of the Companies and have obtained such other information as I have deemed necessary to form a basis for the opinions expressed below.

Based upon the foregoing and having regard to the legal considerations I deem relevant, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is my opinion that:

1. Each of the Companies is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and has the corporate power and authority (i) to own or lease and operate its properties and carry on its business as carried on at the date hereof, and (ii) to execute and deliver, and to consummate the transactions contemplated by, the Documents to which it is a party.

2.  Each of  such  Companies  has  taken  all necessary  corporate  action  to authorize the execution and delivery of, and the consummation of the transactions contemplated by, each of the Documents to which it is a party. Such execution and delivery, and consummation of the transactions contemplated by the Documents, will not (i) result in a violation of each such Company's certificate of incorporation or bylaws, or to my knowledge any law, order or governmental regulation to which each such Company is subject, (ii) result in a violation of or constitute a breach of or default under any agreement or order binding upon and material to such Company, or (iii) violate any requirement of law applicable to such Company. Each of the Documents to which each of the Companies is a party has been duly authorized, executed and delivered by each of the Companies.

3. Each of the Documents constitutes the legal, valid and binding obligation of each of the Companies a party thereto.

4. If, notwithstanding the choice of New York law contained therein, Texas law were applied to the Documents, each of the Documents would constitute the legal, valid and binding obligations of each of the Companies a party thereto.

5. The execution and delivery of, and the consummation of the transactions by, each of the Companies of the Documents to which it is a party do not require, with respect to any of such Companies, the consent or approval of any regulatory authority or governmental body of the United States or the State of Texas (except for the filings referred to herein) or any regulatory authority or governmental authority in connection with any application of the General Corporation Law of the State of Delaware.

6. No consent or approval of the U. S. Department of Transportation Maritime Administration, the United States Coast Guard ("USCG") or any other entity having jurisdiction over the Vessel or any of the Companies is required to consummate the transactions contemplated under or by the Documents.

7. The Financing Statements are in the proper form for filing pursuant to the Uniform Commercial Code in effect in the State of Texas (the "UCC"), and upon filing with the Secretary of State of the State of Texas pursuant to the UCC, will perfect your security interest in all right, title and interest of the applicable debtor in the collateral described in such Financing Statements.

8. No action, suit or proceeding is pending or, to my knowledge, threatened against any of the Companies before or by any court, arbitration panel or administrative agency which, if adversely determined, could reasonably be expected to result in a material adverse change in the business or condition of any of the Companies or prevent any of the Companies from performing any of its obligations under the Documents.

My  opinions   are  subject   to  the  following   additional  qualifications,
limitations and assumptions:


     (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws affecting creditors' rights generally and the general principles of equity (regardless of whether considered in a proceeding in equity or at law);

     (ii) the due organization and existence of all parties to the Documents other than the Companies;

     (iii) the legal right and the corporate power and authority of all parties to the Documents (other than the Companies) to execute and deliver, and to consummate the transactions contemplated by, the Documents to which they are parties;

     (iv) the due authorization, execution and delivery of the Documents by all parties to the Documents (other than the Companies);

     (v) certain remedial, waiver and other provisions of the Documents are or may be unenforceable in whole or in part under Texas law or the law of the United States, but the inclusion of such provisions will not make the rights and remedies provided for
             in  such  Documents, taken  as  a  whole,   inadequate   for  the
             practical realization of the rights and benefits provided thereby;

     (vi) no opinion is expressed as to the enforceability of choice of law, choice of jurisdiction and forum selection clauses contained in the Documents; and

     (vii) (a) you will comply with usury laws which may apply to the provisions of the Loan Agreement or other Documents, (b) in connection therewith you will take into account any consideration, in whatsoever form, which could constitute or be deemed to constitute interest under Texas law, (c) there is no other consideration paid or to be paid by the Borrower in connection with the Loan Agreement other than that reflected therein, and (d) Alamo Lumber Company v. Gold, 661 S.W.2d 926 (Tex. 1984) would not be extended and/or applicable to the transactions described in the Loan Agreement and other Documents.

With respect to my opinions set forth above about the corporate power and authority, and due authorization, execution and delivery of the Documents, I have relied on certificates of public authorities in the relevant jurisdictions of incorporation, corporate documents relating to the formation and maintenance of each of such Companies prepared by counsel in those jurisdictions, and practices and procedures that I have customarily followed (and believe to be proper) in acting as General Counsel to such Companies.

I express opinions on the matters set forth herein only insofar as they relate to the laws of the State of Texas and the State of Oklahoma, the General Corporation Law of the State of Delaware, and applicable federal laws (including maritime laws) of the United States.

The opinions expressed herein are rendered solely for the benefit of you and your counsel and may not be relied upon or used by any other person without our prior written consent.

                       Very truly yours



                       Wayne K. Hillin
                       Senior Vice President
                       and General Counsel



                                                                    Exhibit C

                      [Opinion of Baker & Botts, L.L.P.]



                                                            December ___, 1996


Nissho Iwai Europe PLC
c/o Baker & Botts, L.L.P.

3000 One Shell Plaza
910 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

         We acted as your counsel in connection with the execution and delivery of the Loan Agreement dated as of December 14, 1996 (the Loan Agreement ) between TRB Holding Corporation, a Delaware corporation (the "Borrower"), Reading & Bates (U.K.) Limited, a company organized under the laws of the United Kingdom ("Reading & Bates (U.K.)"), and you, pursuant to which you have made loans to the Borrower in order for the Borrower to refinance the oil production vessel "Seillean", a vessel of 50,928 gross registered tons, Call Letters 3FPF6 and Registration No. 25519-PEXT and with the home port of Panama City, the Republic of Panama (the "Vessel"). Capitalized terms not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

         In this connection and as a basis for the opinions hereinafter expressed, we have examined executed originals of the following documents:


     (1) the Loan Agreement;

     (2) the Note;

     (3) the Option Agreement; and

     (4) the Assignment of Insurance Proceeds;

(collectively referred to as the "Documents").


         In rendering the opinions expressed below, we have assumed, with respect to the Documents that:

     (a) the Documents constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents other than the Borrower, Reading & Bates (U.K.) and TRB Subsidiary Corporation, a Delaware corporation ("TRB Subsidiary"; the Borrower, Reading & Bates (U.K.) and TRB Subsidiary, collectively, the "Loan Parties");

     (b) the  Documents have  been  duly  authorized  by and  have  been  duly
         executed and  delivered by  each of  the parties  thereto,  and   all
         signatories to the Documents have been duly authorized; and

     (c) all of the other parties to the Documents are duly organized and validly existing and have the power and authority (corporate, partnership, regulatory, fiduciary, contractual and other) to execute, deliver and perform such documents.


         Based upon the foregoing and subject to the assumptions, exclusions, limitations and qualifications set forth below, we are of the opinion that each of the Documents constitutes the legal, valid and binding obligations of the Loan Party thereto, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and
(ii) concepts of materiality, reasonableness, good faith and fair dealing.

         The foregoing opinions are subject to the following assumptions, exclusions, limitations and qualifications:

     (a) We express no opinion as to the enforceability of (i) any provision purporting to establish any evidentiary standard or to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived; (ii) any provision purporting to waive notice; (iii) any severability provision or, to the extent purporting to protect any person from the consequences of such person's negligence or misconduct, any indemnity provisions; or (iv) any provision purporting to irrevocably appoint any person as attorney-in-fact for any Obligor.

     (b) We express no opinion with respect to title to any property or the perfection or priority of any Lien created under the Documents.


         The foregoing opinions are limited in all respects to the existing laws of the State of New York, and the federal laws of the United States, each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by the laws of any other jurisdiction. We undertake no obligation or responsibility to update or supplement our opinions set forth herein in response to subsequent changes in the law or future events affecting any transaction contemplated by any Document.

         This opinion letter is, pursuant to Section 5.01(g) of the Loan Agreement and may not be relied upon by any other person.


                                 Very truly yours,


SK
                                                                     Exhibit D


                             _____________, 1997



Nissho Iwai Europe plc


                                 RE: Seillean


Ladies and Gentlemen:

         We have acted as your special Panamanian counsel in connection with the transactions contemplated by Loan Agreement dated as of December 14, 1996 (the Loan Agreement ), among TRB Holding Corporation, a Delaware corporation, Reading & Bates (U.K.) Limited, an English limited liability company, and you.
  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.


         In issuing this opinion, we have examined drafts or executed copies of the following documents (the Transaction Documents ):

         (a)      the Loan Agreement;

         (b)      the Ship Mortgage; and

         (c)      the Assignment of Charter.

We have also examined provisions of Panamanian laws and regulations as we have deemed relevant.

         In issuing this opinion, we have assumed the following: (i) the due organization, existence and good standing of all of the parties to the Transaction Documents and the sufficiency of their individual, corporate or limited liability company, as the case may be, capacity to enter into, be bound by and perform their respective rights and obligations under such deeds or contracts; (ii) the taking of all necessary corporate or other action by all of the parties to the Transaction Documents to enter into said deeds or contracts and to be bound thereby in accordance with their respective terms other than such corporate actions required by the laws of Panama; (iii) the conformity of all material terms with the original executed documents of all documents submitted to us as drafts or copies; and (iv) the genuineness of all signatures not placed before us or recognized to be authentic before a Panamanian Notary Public or ultimately before a Panamanian Consul.

         Based on the foregoing, we are of the following opinions:

         1.       The  vessel  Seillean   is  registered in  the  name of  TRB
Holding Corporation.

         2. The Ship Mortgage, the Assignment of Charter and the Loan Agreement, are valid binding and enforceable as between the parties thereto in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally.

         3. The Ship Mortgage has been preliminary registered the Panama Public Registry, (Microfilm) Mercantile Section, at Microjacket ___________, Frame _____, since __________________, 1997. As a result of said preliminary registration, the Ship Mortgage constitutes a first naval mortgage lien on the Vessel fully effective against third parties and, except as hereinafter provided, having priority over all other liens or privileges on the Vessel, and it shall continue to constitute such a first naval mortgage lien as of the date of preliminary registration so long as the Ship Mortgage is filed for definite registration within six months of the said date of preliminary registration and the definite registration is completed.

         By statute, the following liens or privileges have priority over the naval mortgage:

         (a) Amounts due the Panamanian government for the Annual Tax of the Vessel;

         (b) Court costs incurred in the common interest of maritime creditors;

         (c) Expenses, indemnities and wages for aid and salvage due from the last voyage;

         (d) Wages, compensations and indemnities of the master and crew due from the last voyage;

         (e) Wages and stipends due to stevedores and other wharfers engaged directly by the owner, agent or master of the vessel for the loading and unloading of the vessel upon last arrival;

         (f)      Compensation   for   damages  incurred   through   fault  or
                  negligence; and

         (g)      Contributions to general average.

         4. Except for the aforesaid definite registrations the Ship Mortgage, there are no further registrations, recordings, filings or similar procedure necessary or desirable in the Republic of Panama in connection with the Transaction Documents in order to create, perfect or preserve their respective validity or enforceability.

         5. No consents, licenses, approvals, authorizations or exemptions of any governmental or other regulatory authority, bureau or agency of the Republic of Panama are required for or in connection with the validity or enforceability of the Transaction Documents.

         6. No payments, deductions or withholdings must be made for taxes in the Republic of Panama in respect to compliance with or enforcement of the Transaction Documents.

         7. Except for any preliminary and definite registration fees of the Ship Mortgage,, which have already been paid, and except that if any of the Transaction Documents are to be used in evidence in the courts of the Republic of Panama, stamp taxes at the rate of US$0.10 for each US$100.00 of face value must be adhered thereto, there are no stamps or registration or similar taxes, fees or charges payable in respect of the execution, delivery of enforcement of the Ship Mortgage. With regards to the Ship Mortgage, the amounts paid in notarial paper for their respective protocolization and in registration fees would be deducted from the applicable stamp tax. In any event, such stamp taxes are not due unless and until the respective Transaction Document is used in evidence as indicated in this paragraph.

         8. The choice of New York Law, English law, and of the Federal Laws of the United States, as the case may be, to govern the Loan Agreement and the Assignment of Charter, respectively, constitute a valid choice of law and should be recognized by the courts of the Republic of Panama.

         9. Under the law of the Republic of Panama, the perfection and effect of perfection of the Lender s security interest and lien in the Charters and Rents (as such terms are defined in the Assignment of Charter) shall be governed by the law of the State of New York and the jurisdiction under which the Charters and Rents are created.

         We are attorneys  qualified to practice law  only in the  Republic of
Panama.   Accordingly we express  no opinion with respect  to the laws  of any other jurisdiction.

                             Yours truly,


                                                                     Exhibit E

                             January __, 1997


Nissho Iwai Europe plc


                                 RE: Seillean


Ladies and Gentlemen:

         We have acted as your special English counsel in connection with the transactions contemplated by Loan Agreement dated as of December 14, 1996 (the Loan Agreement), among TRB Holding Corporation, a Delaware corporation, Reading & Bates (U.K.) Limited, an English limited liability company, and you. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.


         In issuing this opinion, we have examined drafts or executed copies of the following documents (the Transaction Documents ):

         (a)      the Loan Agreement;

         (b)      the Ship Mortgage;

         (c)      the Assignment of Charter; and

         (d)      the Debentures


We have also examined provisions of English laws and regulations as we have deemed relevant.

         In issuing this opinion, we have assumed the following: (i) the due organization, existence and good standing of all of the parties to the Transaction Documents and the sufficiency of their individual, corporate or limited liability company, as the case may be, capacity to enter into, be bound by and perform their respective rights and obligations under such deeds or contracts; (ii) the taking of all necessary corporate or other action by all of the parties to the Transaction Documents to enter into said deeds or contracts and to be bound thereby in accordance with their respective terms other than such corporate actions required by English law; (iii) the conformity of all material terms with the original executed documents of all documents submitted to us as drafts or copies; and (iv) the genuineness of all signatures.

         Based on the foregoing, we are of the following opinions:

         1. The Assignment of Charter and the Debentures are valid, binding and enforceable against the Borrower and Reading Bates (U.K.). If notwithstanding the express choice of law contained therein, the following documents were to be construed in accordance with English law, the Ship Mortgage and the Loan Agreement, are valid, binding and enforceable as between the parties thereto in accordance with their respective terms, but the enforceability thereof may be subject to limitations imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally.

         2. There are no further registrations, recordings, filings or similar procedure necessary or desirable in the United Kingdom in connection with the Transaction Documents in order to create, perfect or preserve their respective validity or enforceability.

         3. No consents, licenses, approvals, authorizations or exemptions of any governmental or other regulatory authority, bureau or agency of the United Kingdom are required for or in connection with the validity or enforceability of the Transaction Documents.

         4. No payments, deductions or withholdings must be made for taxes in the United Kingdom in respect to compliance with or enforcement of the Transaction Documents.

         5. The choice of New York Law and Panamanian law, as the case may be, to govern the Loan Agreement and the Ship Mortgages respectively, constitute a valid choice of law and should be recognized by the courts of the United Kingdom.

         6. Under the law of the United Kingdom, the perfection and effect of perfection of the Lender s security interest and lien in the Earnings (as such terms are defined in the Assignment of Charter) shall be governed by the law of the United Kingdom. Upon [describe actions] the Lender s security interest and lien in the Earnings shall be perfected.

         7. Under the law of the United Kingdom, you, as a leader under the transactions contemplated by the Loan shall not be liable for the pollution and other liabilities of the Borrower or Reading & Bates (U.K.). Under the law of the United Kingdom, NIC as a [limited partner] in the Partnership, shall not be liable for the pollution and other liabilities of the Partnership, the Borrower or Reading & Bates (U.K.).


                             Yours truly,



                                                                     Exhibit F


                             January __, 1997


Nissho Iwai Corporation
4-5, Akasaka 2-chome
Minato-Ku, Tokyo 107
Japan


Nissho Iwai Europe Plc
Bastion House
140 London Wall
London
EC2Y 5JT

Reading & Bates Corporation
901 Threadneedle, Suite 200
Houston, Texas 77079


Ladies and Gentlemen:

         We have acted as your special Cayman Islands counsel in connection with the creation of RB FPSO L.P., a Cayman Islands limited partnership (the Partnership), and the Partnership's Limited Partnership Agreement (the Partnership Agreement) and the transactions contemplated by (a) the Loan Agreement dated as of December 14, 1996 (the Loan Agreement ), among Nissho Iwai Europe Plc (the Lender ), TRB Holding Corporation, a Delaware corporation ( TRBH ), Reading & Bates (U.K.) Limited, an English limited liability company ( RBUK ), as amended by the First Amendment to Loan Agreement dated as of January ___, 1997, and Nissho Iwai Europe PLC, an English corporation, and (b) the Option Agreement (the Option Agreement ) dated as of December 14, 1996, among TRBH, TRB Subsidiary Corporation, a Delaware corporation ( TRBS ), and Nissho Iwai Corporation ( NIC ). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

         In issuing this opinion, we have examined drafts or executed copies of the following documents (the Transaction Documents ):


     (a) the Loan Agreement;

     (b) the Option Agreement;

     (c) the Partnership Agreement;

     (d) the Bill of Sales made by TRBH and TRBS in favor of the Partnership;

     (e) the Bareboat Charter;

     (f) the Amendment to Bareboat Charter;

     (g) the Ship Mortgage  as amended by the  First Amendment to  First Naval
         Mortgage dated as of __________, 1997;   and the Second Amendment  to
         First Naval Mortgage dated as of ____________, 1997;

     (h) the Novation Agreement dated as of January __, 1997 among TRBH, TRBS, the Partnership and RBUK.

         The foregoing documents are herein referred to as the Transaction Documents.

We have also examined provisions of the Cayman Islands laws and regulations as we have deemed relevant.

         In issuing this opinion, we have assumed the following: (i) the conformity of all material terms with the original executed documents of all documents submitted to us as drafts or copies; and (ii) the genuineness of all signatures.

         Based on the foregoing, we are of the following opinions:

         1. The Partnership is duly formed and validly existing in good standing under the laws of the Cayman Islands. The Partnership Agreement is the valid, binding and enforceable obligation of each of TRBH, TRBS and the Partnership.

         2. TRBH is duly qualified and in good standing as a foreign corporation in the Cayman Islands.

         3. The Transaction Documents to which the Partnership is a party have been duly authorized, executed and delivered on behalf of the Partnership.

         4.       The Option Agreement creates  a valid and enforceable option
in favor  of NIC to  purchase TRBS   10% limited partnership  interest in  the
Partnership.

         5. There are no registrations, recordings, filings or similar procedure necessary or desirable under Cayman Islands law in connection with the Transaction Documents.

         6. The execution and delivery by the Partnership, TRBH, TRBS, RBUK, NIC or the Lender of the Transaction Document to which it is a party, and the performance of its obligations thereunder do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Obligor pursuant to, or require any authorization, consent, approval, exception or other action by or notice to or filing with any court, administrative or governmental body or other Person pursuant to (a) any Cayman Islands statute, rule or regulation or
(b) the Partnership Agreement.

          7.       There  are  no  taxes,  fees  or other governmental charges
payable  under  Cayman  Islands  law  in  connection  with  the   transactions
contemplated by the Transaction Document.

          8. Under the law of Cayman Islands, no limited partner in the Partnership shall be liable or otherwise obligated for the pollution and other liabilities or obligations of the Partnership, the general partner of the Partnership or RBUK.


                                    Very truly yours,



                                                                     Exhibit H

                        [Letterhead of Reading & Bates]


                                                             December __, 1996


Nissho Iwai Corporation ( Nissho Iwai )
4-5, Akasaka 2-chome, Minato-ku
Tokyo 107 Japan

      Re: The Loan Agreement dated as of December 14, 1996 between TRB Holding Corporation, Reading & Bates (U.K.) Limited and Nissho Iwai Europe PLC ( NIEP ) (the Loan Agreement )

Ladies and Gentlemen:

            In order to induce NIEP to enter into the Loan Agreement, Reading & Bates agrees that Nissho Iwai will have a first refusal right to arrange future financing facilities as and when needed for upgrading and conversion of the Seillean. Nissho Iwai will be given five business days to elect to make the proposed financing on terms which are substantially equivalent to those proposed or more favorable to Reading & Bates. In addition, Reading & Bates agrees that Nissho Iwai shall be given opportunities to be involved in trading transactions for any future upgrading and conversion work on the Seillean, including the opportunity to provide materials, supplies and services. Nissho Iwai will be given a reasonable time to elect to be involved in the proposed trading transaction on terms which are substantially equivalent to those proposed or more favorable to Reading & Bates.

                                          Sincerely,

                                          READING & BATES CORPORATION



                               OPTION AGREEMENT

            OPTION  AGREEMENT (this   Agreement )  dated as  of December  ___,
1996,   among  RB Drilling  Co., an  Oklahoma corporation ( RB  Drilling ) and
Nissho Iwai Corporation, a Japanese corporation (the  NIC );

                             W I T N E S S E T H:


      WHEREAS, NISSHO IWAI EUROPE PLC, an English corporation (the Lender ), has made loans (the Loan ) to READING & BATES DEVELOPMENT CO., a Delaware corporation (the Borrower ), pursuant to the Loan Agreement dated as of December ___, 1996 between the Lender and the Borrower (such agreement, as it may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time, being the Loan Agreement );

      WHEREAS, the Borrower and RB Drilling have agreed to form a limited partnership (the Partnership ) in a jurisdiction mutually agreeable to the Lender, RB Drilling and the Borrower soon after the execution of the Loan Agreement;

      WHEREAS, the Borrower has agreed to contribute that certain vessel known as Seillean , Gross Register Tons (GRT): 50,928.00, Net Register Tons:
15,278.00, Length: 236.47 meters, Width: 37 meters, Depth: 19.80 meters, Permanent Navigation Patent No. 23272-96, Radio Call Letters: 3FPF6, and
Registration No. 25519-PEXT, and with the home port of Panama City, the Republic of Panama (the Vessel ), to the Partnership as the Borrower's initial capital contribution which shall entitle the Borrower to a ninety percent (90%) general partnership interest in the Partnership, and which Vessel shall be encumbered only by the mortgage lien of the Lender;

      WHEREAS, RB Drilling has agreed to contribute Four Million Dollars ($4,000,000) to the Partnership as its initial capital contribution which shall entitle RB Drilling to a ten percent (10%) limited partnership interest in the Partnership;

      WHEREAS, as a condition precedent to the Lender making the Loan to the Borrower, RB Drilling has granted to NIC an option to purchase RB Drilling s ten percent (10%) limited partnership interest in the Partnership;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, RB Drilling and NIC hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

             Authorized CAPEX shall mean the aggregate amount, on the Option Closing Date, of capital expenditures determined in accordance with GAAP (a) incurred by the Partnership on the Vessel during the Option Period, (b) which are within the definition of a capital expenditure attached hereto as Exhibit A, and (c) less $__________ per year (prorated based on a 365-day year) for the Option Period.


             GAAP   means  generally  accepted  accounting principles  in  the
United States of America, consistently applied.

             Option Closing Date shall mean the date specified in the Option Exercise Notice as the date on which NIC shall exercise the option.

             Option Period   shall mean the period of time between the date of
this Agreement and the Option Closing Date.

             Reimburseable CAPEX shall mean the book value of all Authorized CAPEX on the Option Closing Date. In no event shall Reimburseable CAPEX be a negative number.

2.    Option.

            (a) Grant of Option. Subject to the terms and conditions of this Agreement, NIC shall have the right and option (the Option ) at any time during the term of this Agreement, but not the obligation (unless and until NIC has delivered to RB Drilling written notice of intent to exercise the option (the Option Exercise Notice )), to purchase and accept from RB Drilling a ten percent (10%) limited partnership interest in the Partnership (the Option Interest ).

            (b)         Option  Exercise Price.    The  purchase price  of  RB
Drilling s ten percent (10%) interest in the Partnership (the Full Option Interest ) to be paid on the Option Closing Date by NIC, upon the exercise of the Option by NIC pursuant to, and in accordance with, Section 2(c) of this Agreement, shall be an amount equal to Four Million Two Hundred Twenty-Five Thousand Dollars ($4,225,000) plus ten percent (10%) of Reimbursable CAPEX. In its sole discretion, NIC may purchase less than the Full Option Interest (the Diluted Option Interest ) by paying on the Option Closing Date, upon the exercise of the Option by NIC pursuant to, and in accordance with, Section 2(c) of this Agreement, an amount equal to Four Million Two Hundred Twenty-Five Thousand Dollars ($4,225,000) (the Diluted Option Price ). The amount of the Diluted Option Interest shall be determined by dividing Four Million (4,000,000) by the aggregate of Forty Million (40,000,000) plus Reimbursable CAPEX.

            (c) Exercise of Option. The Option may be exercised by NIC at any time prior to December ___, 1999. NIC shall exercise the Option by delivering the Option Exercise Notice to RB Drilling at least thirty (30) days prior to the Option Closing Date, stating that NIC is exercising the Option, subject to the terms and conditions of this Agreement, to acquire the Option Interest or the Diluted Option Interest on the Option Closing Date.

            (d) Instrument of Transfer. RB Drilling shall execute and deliver to NIC an assignment of the Option Interest on the Option Closing Date in substantially the form of the Assignment attached hereto as Exhibit B.

            (e) Repayment of Loan. RB Drilling hereby agrees that all monies paid by NIC to purchase the Option Interest may be paid by NIC directly to the Lender for the purpose of repaying the Loan.

3. Transfer of Interests. As long as this Agreement is in effect NIC may assign or transfer any portion of the Option Interest to any affiliate.


4.    Miscellaneous Provisions.

            (a) Notices. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be duly given (including telegraphic, telex or telecopy communication) and telegraphed, telexed, telecopied, delivered by hand, sent by prepaid certified or registered mail or by overnight courier and addressed as follows:

                i)      If to NIC:


                        Nissho Iwai Corporation
                        4-5, Akasaka 2-chome, Minato-ku,
                        Tokyo 107 Japan
                        Telecopy No.: 81-3-3588-4547

                ii)     If to RB Drilling:

                        RB Drilling Co.




                        Telecopy No.:

or such other addresses as the person to whom notice is to be given may have previously furnished to the other parties hereto in writing in the manner set forth above. Any notice or other communication shall be deemed to have been given, made and received (i) except as set forth in clauses (ii) and (iii) below, upon receipt, (ii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip indicating that the number of pages included in the notice have been transmitted without error or (iii) in the case of a telex, upon receipt of an answer back. In the case of notices sent by facsimile transmission or telex, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided above. However, such mailing shall in no way alter the time at which the facsimile notice or telex is deemed received.

            (b) Waiver. The waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of the same or of another provision hereof.

            (c)         Headings.   The  headings  of  the  sections  of  this
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (d)         Severability  of Provisions.  Any  provision  of  this
Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof, and any such illegality, invalidity, prohibition or unenforceability shall not effect the legality, validity or enforceability of such provision in any other jurisdiction.

            (e)         Survival.      The  covenants,   representations   and
warranties of the parties hereto contained in this Agreement or in any schedule or document delivered pursuant to or in connection with this Agreement shall survive the purchases and sales and assumptions contemplated hereby.

            (f)         Counterparts.   This Agreement may  be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g)         Successors and Assigns.  This Agreement shall inure to

the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

            (h)         Term.   The term of this  Agreement shall be three (3)
years from the date of this Agreement.

            (i) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any conflicts of law provisions of such laws.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                          RB DRILLING CO.



                                          By:
                                          Name:
                                          Title:

                                          NISSHO IWAI CORPORATION


                                          By:
                                          Name:

                                          Title:


                                                                     Exhibit N


                    AMENDMENT TO BAREBOAT CHARTER AGREEMENT


            This Amendment to Bareboat Charter Agreement (this Amendment ) is made as of December 14, 1996, by and between Reading & Bates (U.K.) Limited, an English limited liability company with its registered office at Harmon House, 1 George Street, Uxbridge, Middlesex, UB8 1QQ ( Charterer ), and TRB Holding Corporation, a Delaware corporation, with its principal offices located at 901 Threadneedle, Suite 200, Houston, Texas 77079 U.S.A. ( Owner ).

                                   RECITALS

      1. Owner is the sole owner of the whole of that certain vessel known as Seillean , Gross Register Tons (GRT): 50,928.00; Net Register Tons:
15,278.00, Length: 236.47 meters, Width: 37 meters, Depth: 19.80 meters, Permanent Navigation Patent No. 23272-96, Radio Call Letters: 3FPF6, and Registration No. 25519-PEXT, and with the home port of Panama City, the Republic of Panama (the Vessel ); and

      2. Britoil PLC, a company organized under the laws of the United Kingdom ( Britoil ), for itself and on behalf of the Donan Participants, as defined therein, and BP Exploration Operating Company Limited, an English limited liability company ( BP ) entered into that Amended Agreement dated March 30, 1995, as amended, supplemented and novated by the Novation Agreement dated July 10, 1996 among Britoil, BP and Britoil (Beta) Limited, an English limited liability company ( Britoil (Beta) ) (the Amended Agreement ); and

      3. Charterer has assumed all of the rights, duties and obligations of Britoil (Beta) to the Amended Agreement pursuant to the Novation Agreement dated August 30, 1996 among Britoil, Britoil (Beta) and Charterer (the Donan Charter Agreement ); and


      4. Owner bareboat chartered the Vessel to Charterer pursuant to the Bareboat Charter Agreement between Charterer and the Owner, dated August 30, 1996 (the Original Bareboat Charter ), in order to permit Charterer to operate the vessel and to fulfill its obligations under the Donan Charter Agreement; and

      5. Owner, Charterer and Nissho Iwai Europe PLC, an English corporation (the "Lender") entered into the Loan Agreement (the Loan Agreement ) dated as of December 14, 1996 whereby Lender agreed to lend Owner certain sums (the Loans ) to be secured by the Vessel and all rights of Owner therein; and

      6. Owner and Charterer have agreed to amend the Original Bareboat Charter in order to allow Charterer and Owner to perform their obligations under the Loan Agreement (the Original Bareboat Charter, as amended hereby, is hereinafter referred to as the Bareboat Charter Agreement ).

            NOW THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Bareboat Charter Agreement shall be and hereby is amended as follows:

            Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Original Bareboat Charter.

            Section  2.   Amendments to  the Original  Bareboat Charter.   The
Original Bareboat Charter is hereby amended as follows effective as of the date hereof:

      1. Section 4. Charter Hire of the Original Bareboat Charter is hereby amended by deleting such section in its entirety and replacing it with the following:

                               4.  CHARTER HIRE

      A.    AMOUNT

            The Charter Hire payable pursuant to this Agreement, for any period, shall be determined on a monthly basis by subtracting from all revenues earned by Charterer in connection with the ownership or operation of the Vessel during such period, the sum of
            Predetermined  Expenses  during  such  period.       Predetermined
            Expenses for any period shall consist in their entirety of UK 18,209 per day for operating expenses during such period. If the results of the proceeding subtraction are positive, the positive amount so determined shall be Charter Hire payable by Charterer to Owner in accordance with Article 4B below. If the results of the proceeding subtraction are negative, the negative amount so determined shall be carried over to the next period and netted with the revenues from such future period. Charterer will be reimbursed for Dry Docking Expenses as provided in the Loan Agreement and the Collateral Assignment.

      B.    PAYMENT

            Charterer and Owner shall cause the charterer under the Donan Charter Agreement to make all payments under such charter agreement directly to the Lockbox Account (as defined in the Loan Agreement) so long as the Loan Agreement is in effect. The amount of Predetermined Expenses shall be disbursed to Charterer from the Lockbox Account in accordance with the terms of the Collateral Assignment (as defined in the Loan Agreement).

      2.    Sections  (A) and  (B) of  Exhibit   C  to  the Original  Bareboat
Charter are hereby deleted in their entirety.

      3. Section 9. Owner Restrictions, Part B, of the Original Bareboat Charter is hereby amended by deleting Part B, in its entirety and replacing it with the following:

            B. Owner agrees that it shall not further mortgage or otherwise encumber the Vessel at any time during the term hereof, except as contemplated in the Loan Agreement.

      4. The Original Bareboat Charter is hereby amended by adding the following new subsection E. to Section 21:

            E. All sums payable by Charterer hereunder shall be paid free of and without any rights of counterclaim or set off and without deducting or withholding on any ground whatsoever.

      5. The Original Bareboat Charter is hereby amended by adding the following new Section 24. Loan Agreement Controlling:

                        24.  LOAN AGREEMENT CONTROLLING

      To the extent that any provision of this Agreement is in conflict with any provision of the Loan Agreement, the Loan Agreement shall control. Nothing herein is intended to prevent the parties hereto from performing their obligations, duties and covenants under the Loan Agreement.

            Section 3.     Consents.   Charterer  hereby  consents to  Owner s
mortgage, sale and transfer of the Vessel and Owner s assignment of the Bareboat Charter Agreement, all as contemplated in the Transaction Documents.


            Section 4. Original Contract Remains Effective. Except for the amendments to the Original Bareboat Charter set forth in Section 2 hereof, the Original Bareboat Charter remains in full force and effect.


            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    READING & BATES (U.K.) LIMITED


                                    By:

                                    Name:
                                    Title:


                                    TRB HOLDING CORPORATION


                                    By:
                                    Name:

                                    Title: